                                  EXHIBIT 2.4

                               TRANSFER AGREEMENT

                                  BY AND AMONG

                          PREMIERE TECHNOLOGIES, INC.,

                                  [FRANCHISEE]

                                      AND

                             OWNERS OF [FRANCHISEE]



                       DATED AS OF ____________ __, 1997

                               TRANSFER AGREEMENT
                               ------------------

     THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of _________ __, 1997 by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"), [Franchisee], a __________ (the "Company"), and those parties listed on the signature pages hereto as the owners of the Company (the "Owners").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, this Agreement provides for the acquisition of the Company by Premiere pursuant to the merger of the Company with and into a wholly owned subsidiary of Premiere ("Merger Corp"), with Merger Corp as the surviving corporation in such merger (the "Merger");

     WHEREAS, the respective Boards of Directors of Premiere and the Company have approved the terms and conditions set forth in this Agreement;

     WHEREAS, the Owners own at least [one hundred percent (100 %)] of the equity interests in the Company;

     WHEREAS, this Agreement provides for all of the Owners' equity interests in the Company to be converted into the right to receive [shares of Premiere Stock] [cash] in connection with the Merger;

     [WHEREAS, it is also the intention of the parties hereto that the form of the transactions with respect to the Company, Premiere and Merger Corp shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes; and]

     [WHEREAS, it is also the intention of the parties hereto that the business combination to be effected by the Merger be accounted for as a pooling of interests.]


     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                        I.  UNIFORM TERMS AND CONDITIONS
                        --------------------------------

     1.1  Incorporation by Reference.  The Uniform Terms and Conditions attached
          --------------------------
hereto as Exhibit A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms not defined herein shall have the meanings provided in the Uniform Terms.

                              II.  TERMS OF MERGER
                              --------------------

     2.1  The Merger.
          ----------

               (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Merger Corp in accordance with the provisions of the business corporation act under the laws of the State of [Company State] (the "[Company State] Act") and the laws of the State of Georgia (the "Georgia Act"). Merger Corp shall be the surviving corporation resulting from the Merger, shall thereafter conduct the business and operations of the Company as a wholly owned subsidiary of Premiere and shall continue to be governed by the laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Premiere, Merger Corp and the Company.

               (b) Subject to the provisions of this Agreement, the parties shall file [Articles] [a Certificate] of Merger executed in accordance with the relevant provisions of the [Company State] Act and a Certificate of Merger executed in accordance with the relevant provisions of the Georgia Act and shall make all other filings or recordings required under each such Act as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the [Articles] [Certificate] of Merger reflecting the Merger becomes effective with the Secretary of State of the State of [Company State] and the Certificate of Merger reflecting the Merger becomes effective with the Secretary of State of the State of Georgia (the "Effective Time").

               (c) The charter and Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the charter and Bylaws of the surviving corporation until otherwise amended or repealed, the directors of Merger Corp immediately prior to the Effective Time shall serve as the directors of the surviving corporation from and after the Effective Time, and the officers of Merger Corp in office immediately prior to the Effective Time shall serve as the officers of the surviving corporation from and after the Effective Time.

     2.2  Conversion of Shares.  Subject to the provisions of this Section 2.2,
          --------------------
and in consideration for the transactions contemplated hereby, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the shareholders of any of the parties hereto, the shares of the constituent corporations of the Merger shall be converted as follows:

               (a) Each share of Premiere Stock and each share of Merger Corp common stock issued and outstanding at the Effective Time shall remain issued and outstanding after the Effective Time.

               (b) All of the shares of the capital stock, par value $___ per share, of the Company ("Company Stock") (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 2.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive:

                    (i) [the number of shares of Premiere Stock determined by dividing (A) the product of [.X] ] multiplied by the Company Purchase Price, by

                           (B) the Average Closing Price] [an amount of cash determined by multiplying the Company Purchase Price by [.X]];

                    (ii) [the number of shares of Premiere Stock determined by dividing (A) the product of .1 multiplied by the Company Purchase Price, by (B) the Average Closing Price] [an amount of determined by multiplying the Company Purchase Price by .1]] (the "General Escrow Amount"); and

                    (iii) [the number of shares of Premiere Stock determined by dividing (A) the product of [.Y] multiplied by the Company Purchase Price, by (B) the Average Closing Price]] [an amount of cash determined by multiplying the Company Purchase Price by [.Y]] (the "Specific Escrow Amount");

all as determined in accordance with Section 2.3 below (collectively, the "Consideration"). Subject to Section 2.2(d) below, the Consideration shall be [issuable] [payable] to the Owners pro rata in accordance with their ownership of Company Common Stock pursuant to Section 2.6, which ownership the Owners represent has not been adjusted in contemplation of the transactions described herein.

               (c) Any and all shares of Company Common Stock held as treasury shares by the Company shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

               (d) Upon consummation of the Merger, the Owners shall deliver the General Escrow Amount [and the Specific Escrow Amount] in negotiable form to the Escrow Agent to be held in escrow pursuant to the terms and conditions of the Escrow Agreement(s) in the form (s) attached hereto as Exhibit B [and Exhibit B-1], which shall be executed and delivered by Premiere and the Owners at the Closing.

     2.3  Calculation of Consideration.  For purposes of determining the
          ----------------------------
Consideration [issuable] [payable] to the Owners pursuant to Section 2.2(b) above, the following shall apply:

                (a) "Average Closing Price" shall be the average of the daily last sale prices of Premiere Stock for the period consisting of twenty (20) consecutive trading days on which such shares are actually traded on the Nasdaq National Market (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by Premiere) ending at the close of trading on the first trading day immediately preceding the Closing; provided, however, that the Market Value Per Share shall not be less than $22.50
--------  -------
nor more than $30.50 (collectively, $22.50 and $30.50 are referred to as the "Average Closing Price Limitations").

               (b)  "Cash Multiple" shall be _______ .

               (c) "Company Purchase Price" shall be the sum of (i) the amount determined by multiplying the Normalized EBITDA of the Company by the appropriate Stock Multiple or Cash Multiple, plus (ii) the amount of cash
                                             ----
reflected on the Closing Date Balance Sheet, minus (iii) the aggregate amount of
                                             -----
debt reflected on the Closing Date Balance Sheet, and minus (iv) the amount by
                                                      -----
which the Transaction Costs exceed the Deductible Amount.

               (d)  "Deductible Amount" shall be an amount equal to $_________.

               (e) "Normalized EBITDA" of the Company shall be an amount equal to $_______, which has been determined, based on information provided by the Company to Premiere, by (i) calculating the Company's earnings for the fiscal year ended [December 31, 1996] as determined in accordance with generally accepted accounting principles before expense for interest, income taxes and depreciation and amortization, and (ii) adjusting that amount to account for extraordinary or nonrecurring income and expense items taking into consideration ongoing normal operational requirements as determined based on information provided to Premiere.

               (f) "Registration Right" shall mean the right to include Premiere Stock issued in the Merger in a registration statement which Premiere intends to file as soon as reasonably practicable after the end of the first full fiscal quarter of Premiere containing the period of post-Merger combined operations required by ASRs 130 and 135, pursuant to the terms and conditions of the Stock Restriction and Registration Rights Agreement in the form attached hereto as of Exhibit C (the "Registration Rights Agreement").

               (g) "Stock Multiple" shall be six (6) if the Owners choose to have the Registration Right and seven (7) if the Owners choose not to have the Registration Right. Sections 3.5 and 5.2 of this Agreement shall indicate whether the Owners have selected the Registration Right.

               (h) "Transaction Costs" shall mean all amounts paid or incurred by the Company in connection with (i) the negotiation and preparation of this Agreement, (ii) the preparation of the Audited Financial Statements and (iii) the consummation of the Transactions.

     2.4  Dissenting Shareholders.  Subject to Section 4.2, any holder of shares
          -----------------------
of voting capital stock of the Company who perfects any available dissenters' rights in accordance with and as contemplated by the [Company State] Act shall be entitled to receive the value of such shares in cash from the Company after the Effective Time as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the [Company State] Act and surrendered to the Company the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of the Company fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, Premiere shall issue and deliver the consideration to which such holder of shares of Company capital stock is entitled under this Article II (without interest) upon surrender of certificates representing such shares held by such holder.

     2.5  Closing.  The Closing shall take place at the offices of Alston & Bird
          -------
LLP, Atlanta, Georgia, at 10:00 a.m. local time, on the date set forth in the Uniform Terms, provided all conditions set forth in Articles V and VI of the Uniform Terms and Articles IV and V of this Agreement have been satisfied or waived, or on such other date or at such other place and time mutually agreed upon by the parties.

     2.6  Exchange of Shares.  Promptly after the Effective Time, Premiere and
          ------------------
Company shall cause to be mailed to the former Company shareholders appropriate transmittal materials for the surrender of the certificate or certificates formerly representing their shares of Company Common Stock in exchange for [shares of Premiere Stock] [cash] as provided in this Agreement. Until surrendered for exchange in accordance herewith, each certificate theretofore representing shares of Company Common Stock shall from and after the Effective Time represent only the right to receive the Consideration provided in this Agreement in exchange therefor. [No certificates representing fractional shares will be issued as a result of the Merger. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Premiere Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premiere Common Stock multiplied by the Actual Closing Value.]

     [2.7  Purchase for Investment, Etc.  Each Owner, jointly and severally,
          -----------------------------
represents and warrants the following to Premiere:

               (a) such Owner has accurately completed the Investor Questionnaire required by Premiere prior to or contemporaneous with the execution of the Transfer Agreement and the statements therein are true and correct and acknowledges that Premiere has relied upon such statements in entering into this Agreement;

               (b) such Owner is acquiring Premiere Stock for such Owner's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act;

               (c) such Owner (i) has sufficient knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in Premiere Stock, (ii) has the ability to bear the economic risk of acquiring Premiere Stock for an indefinite period and to afford a complete loss thereof and (iii) has had an opportunity to ask questions of and to receive answers from the officers of Premiere and to obtain additional information in writing as requested, which has been made available to and examined by such Owner or such Owner's advisors; and

               (d) such Owner (i) acknowledges that Premiere Stock has not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agrees not to transfer all or any Premiere Stock received by such Owner unless such transfer has been registered or is exempt from registration under applicable securities laws and (iii) acknowledges that the certificate(s) representing Premiere Stock shall bear the following legend with respect to the restrictions on transfer under applicable securities laws:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."]

     [2.8  Accounting, Tax and Regulatory Matters.  Each Owner and the Company,
           --------------------------------------
jointly and severally, represents and warrants to Premiere that neither the Company, any Owner nor any Affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents referred to in Section 5.6 of the

Uniform Terms or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                          III.  ADDITIONAL AGREEMENTS
                          ---------------------------

     3.1  Filings with State Offices.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, the Company and Merger Corp shall execute and file the [Articles] [Certificate] of Merger with the Secretary of State of the State of [Company State] and a Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     3.2  Conditions to Closing. The Companies, the Owners and Premiere agree to
          ---------------------
use their commercially reasonable best efforts to satisfy the closing conditions set forth in Articles IV and V of this Agreement by the date indicated therein or the Closing Date, as applicable.

     3.3  Additional Indemnification Items.  Subject to Sections 8.2 through 8.6
          --------------------------------
of the Uniform Terms, the Owners and, if the Transactions involve an Asset Transfer, the Company, shall jointly and severally indemnify and hold harmless Premiere, and its officers, directors, agents or affiliates, from and against any and all Losses suffered or incurred by any such party by reason of or arising out of any of the following:

               (a) [insert matters which arise during and are unresolved following due diligence]

     [3.4 Tax Matters.  The Owners understand that (i) while it is the mutual
          -----------
intention of the parties hereto that the Merger qualify as a tax-free plan of reorganization under Section 368(a) of the Code, Premiere makes no representation or warranty regarding the tax treatment of this Agreement or the Merger, (ii) the Closing is not subject to a condition that an Internal Revenue Service ruling or tax opinion be obtained as to the federal income tax consequences of this Agreement or the Merger, and (iii) the Company and the Owners shall look to their respective advisors for advice concerning the tax consequences of this Agreement and the Merger.]

     [3.5 Registration Rights.  At the Closing. Premiere and the Owners shall
          -------------------
[shall not]execute and deliver the Registration Rights Agreement.]

     [3.6 Accounting Treatment.
          --------------------

               (a) The Company and each of the Owners has accurately completed the Pooling Questionnaire required by Premiere prior to or contemporaneous with the execution of this Agreement, and the statements therein are true and correct.

               (b) The Company and each of the Owners agrees not to take any action from and after the date hereof that would prevent Premiere from accounting for the business combination to be effected by the Merger as a pooling of interests. Without limiting the foregoing, the Company and each of the Owners agrees not to sell, transfer, or otherwise dispose of his, her or its interests in, or reduce his, her or its risk relative to, any of the shares of Premiere Common Stock received in connection with the Merger until such time as Premiere notifies the Company and each such Owner that the requirements of ASRs 130 and 135 have been met. The Company and each of the Owners understands that ASRs 130 and 135 relate to the publication of financial results of at least thirty (30) days of post-Merger combined operations of Premiere and the Company. Premiere agrees that it shall publish such results within forty-five (45) days after the end of the first fiscal quarter of Premiere containing the required period of post-Merger combined operations and that it shall notify the Company and each of the Owners promptly following such publication. Premiere shall be entitled to place the following restrictive legend on the shares of Premiere Stock issued pursuant to the Merger to enforce the foregoing restrictions:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Premiere Technologies, Inc. ("Premiere") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected.

     [3.7 Affiliate Agreements.  The Company has disclosed in Schedule 3.7 all
          --------------------                                ------------
Persons whom it reasonably believes is an "affiliate" of the Company for purposes of Rule 145 under the 1933 Act. The Company shall use its reasonable efforts to cause each such Person to deliver to Premiere at least 30 days prior to the Effective Time a written agreement, substantially in the form attached hereto as Exhibit D "3]

     [3.8 Tax Representations.  In connection with the opinion to be rendered to
          -------------------
Premiere by Alston & Bird to the effect that the transactions contemplated hereby will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, the Owners shall furnish such counsel with such representations as to their plans for the disposition of the shares of Premiere Stock to be received in the Transactions as such counsel shall reasonably request.]

     [3.9 Restricted Stock.  All contractual restrictions or limitations on
          ----------------
transfer with respect to Company Common Stock under any plan, program, contract or arrangement, to the extent that such restrictions or limitations have not already lapsed (whether as a result of the Transactions or otherwise), and except as otherwise expressly provided in such plan, program, contract or arrangement, shall remain in full force and effect with respect to shares of Premiere Stock into which such restricted stock is converted pursuant to Section
2.2 of this Transfer Agreement.]

     [3.10 Exchange Listing.  Premiere shall use its reasonable efforts to list,
           ----------------
prior to the Effective Time, on the Nasdaq National Market the shares of Premiere Stock to be issued to the Owners pursuant to the Transactions, and Premiere shall give all notices and make all filings with the NASD required in connection with the Transactions.]


            IV.  SUPPLEMENTAL CONDITIONS TO OBLIGATIONS OF PREMIERE
            -------------------------------------------------------

     In addition to the conditions of Premiere contained in Article V of the Uniform Terms, the obligation of Premiere to consummate the Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     4.1  Approval of Owners.  The Owners shall have approved the Merger in
          ------------------
accordance with the requirements of the [Company State] Act and the Company shall have provided Premiere certified copies of such resolutions, and Owners holding no more than [____ percent (__%)] of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall have exercised any of the rights described in
Section 2.4.

     4.2  Approval of Premiere and Merger Corp.  The Board of Directors of
          ------------------------------------
Premiere and the Board of Directors and the shareholder of Merger Corp shall have approved the Merger in accordance with the requirements of applicable state law.

     4.3  Grand Solution Documents  VTE, VTN, NAP and each of the Franchise
          -------------------------
Companies shall have executed and delivered the Grand Solution Documents in the forms attached hereto as Exhibit E.

     [4.4 Employment and Noncompetition Agreements.  The employees of the
          -----------------------------------------
Company listed on Schedule 4.4 hereto shall have executed and delivered to Premiere an employment and/or noncompetition and nondisclosure agreement in form and substance reasonably satisfactory to Premiere.]

     [4.5 Audited Financial Statements.  Premiere shall have received financial
          ----------------------------
statements of the Company for the fiscal year(s) ended ________ (the "Audited Financial Statements") prepared in accordance with GAAP and Regulation S-X promulgated by the Commission, accompanied by an unqualified audit opinion of Arthur Andersen LLP relating thereto. The Audited Financial Statements (i) shall present fairly in all material respects the financial position of the Company as of the dates indicated and present fairly in all material respects the results of the Company's operations, cash flows and changes in owners equity for the periods then ended, (ii) shall be in accordance with the books and records of the Company, and (iii) shall not reflect any material change in the Company's financial condition or results of operations from the condition and results reported in the Financial Statements delivered by the Company prior to the execution of this Agreement.]

     [4.6 Pooling Letter. Premiere shall have received a letter, dated as of the
          --------------
Effective Time, in form and substance reasonably acceptable to Premiere, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling of interests accounting treatment, and no action shall have been taken by any regulatory authority or any statute, rule, regulation or order enacted, promulgated or issued by any regulatory authority, or any proposal made for any such action by any regulatory authority which is reasonably likely to be put into effect, that would prevent Premiere from accounting for the business combination to be effected by the Merger as a pooling of interests.]

     [4.7 Reorganization Opinion.  Premiere shall have received an opinion of
          ----------------------
Alston & Bird LLP, counsel to Premiere, to the effect that the transactions contemplated by the Agreement, including the Merger, will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.]

           V.  SUPPLEMENTAL CONDITIONS TO OBLIGATIONS OF THE COMPANY
           ---------------------------------------------------------
                                 AND THE OWNERS
                                 --------------

     In addition to the conditions of the Company and the Owners contained in
Article VI of the Uniform Terms, the obligation of the Company and the Owners to consummate the Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     5.1  Approval of Premiere and Merger Corp.  The Board of Directors of
          ------------------------------------
Premiere and the Board of Directors and the shareholder of Merger Corp shall have approved the Merger in accordance with the requirement of applicable state law. Premiere and Merger Corp shall have provided the Company certified copies of such resolutions.

     [5.2 Registration Rights.  Premiere and each Owner shall have executed and
          -------------------
delivered a Registration Rights Agreement.]


                               VI.  MISCELLANEOUS
                               ------------------

     6.1  Notices.  The addresses for notices in accordance with Section 10.1 of
          -------
the Uniform Terms for the Company and the Owners are as follows:

   If to the Company:                       With a copy to:

                  _____________________     _____________________
                  _____________________     _____________________
                  _____________________     _____________________
                  Attn:  ______________     Attn:  ______________
                  Phone:  (___) ___-___     Phone:  (___) ___-___
                  Fax:    (___) ___-___     Fax:    (___) ___-___

   If to the Owners:                        With a copy to:

                  _____________________     ______________________
                  _____________________     ______________________
                  _____________________     ______________________
                  Attn:  ______________.    Attn:  _______________
                  Phone:  (___) ___-___     Phone:  (___) ___-____
                  Fax:    (___) ___-___     Fax:    (___) ___-____


     6.2  Owner's Representative.  The Owners' Representative for purposes of
          ----------------------
Section 10.2 of the Uniform Terms shall be _________________, who shall serve as the Owner's Representative under the terms of said Section 10.2 of the Uniform Terms.

     6.3  Certain Definitions. In addition to the terms defined elsewhere herein
          -------------------
and in the Uniform Terms, as used in this Agreement:

               (a)  "Anticipated Closing Date" shall mean _________ __, 1997.
                     ------------------------

               (b)  "Knowledge" of the Company shall mean the personal knowledge
                     ---------
               after due inquiry of those facts that are known or should reasonably have been known after due inquiry by _______ and _______ and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

               (c)  "Outside Closing Date" shall mean _________ __, 1997.
                     --------------------

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                    PREMIERE:

                                    PREMIERE TECHNOLOGIES, INC.
                                    a Georgia corporation


                                    By:___________________________


                                    Title:________________________

Attest:

By:_______________________________
Title:______________________________


                                    COMPANY:

                                    [FRANCHISEE]
                                    a ____________

                                    By:___________________________


                                    Title:________________________

Attest:

By:_______________________________
Title:______________________________


                                    OWNERS:


                                    ______________________________
[Owner's Address]                   [NAME]
                                    an individual resident of the
                                    State of _________

Witness:

By:_______________________________
Name:______________________________

                                                                       EXHIBIT A


                          UNIFORM TERMS AND CONDITIONS

                               TABLE OF CONTENTS

I.       REPRESENTATIONS AND WARRANTIES OF THE OWNERS.......................   1

         1.1   Ownership Interest Held and Conveyed..........................  1
         1.2   Organization, Authority and Capacity..........................  1
         1.3   Authorization and Validity....................................  1
         1.4   Absence of Conflicting Agreements or Required Consents........  2
         1.5   Interested Transactions.......................................  2
         1.6   Statements True and Correct...................................  2

II.      REPRESENTATIONS AND WARRANTIES OF THE OWNERS AND THE COMPANY.......   2

         2.1   Organization, Authority and Capacity.........................   2
         2.2   Authorization and Validity...................................   3
         2.3   Absence of Conflicting Agreements or Required Consents.......   3
         2.4   Franchise Matters............................................   3
         2.5   Outstanding and Authorized Capitalization....................   3
         2.6   Subsidiaries, Investments and Predecessors...................   4
         2.7   Financial Statements.........................................   4
         2.8   Absence of Changes...........................................   4
         2.9   No Undisclosed Liabilities...................................   5
         2.10  Litigation, etc..............................................   5
         2.11  No Violation of Law..........................................   5
         2.12  Real and Personal Property...................................   5
         2.13  Contracts and Commitments....................................   6
         2.14  Employment and Labor Matters.................................   7
         2.15  Employee Benefit Matters.....................................   8
         2.16  Insurance Policies...........................................   9
         2.17  Environmental Matters........................................   9
         2.18  Accounts Receivable and Payable..............................   10
         2.19  Taxes........................................................   10
         2.20  Statements True and Correct..................................   11
         2.21  Intellectual Property Rights.................................   11
         2.22  Company Products and Services................................   12

III.     REPRESENTATIONS AND WARRANTIES OF PREMIERE.........................   13

         3.1   Organization, Authority and Capacity..........................  13
         3.2   Authorization and Validity....................................  13
         3.3   Absence of Conflicting Agreements or Required Consents........  13
         3.4   Outstanding and Authorized Capitalization.....................  13
         3.5   SEC Filings; Financial Statements.............................  13
         3.6   Statements True and Correct...................................  14

IV.      ADDITIONAL COVENANTS AND AGREEMENTS................................   14

         4.1   Access to Company Information................................   14
         4.2   No-Shop......................................................   14
         4.3   Affirmative Covenants of the Company.........................   14
         4.4   Negative Covenants of the Company............................   16
         4.5   Confidentiality..............................................   17
         4.6   Public Announcements.........................................   17

         4.7   Noncompetition, Nonsolicitation and Nondisclosure............   18
         4.8   Approval of Transactions.....................................   19
         4.9   Delivery of Schedules........................................   20
         4.10  Tax Returns..................................................   20
         4.11  Risk of Loss.................................................   20
         4.12  State Takeover Laws..........................................   20
         4.13  Documents of the Company.....................................   20
         4.14  Owner Covenant...............................................   20
         4.15  Consents.....................................................   21

V.       CONDITIONS TO OBLIGATIONS OF PREMIERE..............................   21

         5.1   Representations and Warranties...............................   21
         5.2   Performance..................................................   21
         5.3   Document Delivery - General..................................   21
         5.4   Document Delivery - Asset Transfer...........................   22
         5.5   Document Delivery - Stock Transfer...........................   22
         5.6   Necessary Consents and Approvals.............................   23
         5.7   No Material Adverse Change...................................   23
         5.8   No Injunction, Etc...........................................   23
         5.9   Satisfactory Due Diligence...................................   23
         5.10  Legal Opinion................................................   23
         5.11  Escrow Agreement.............................................   23
         5.12  Claims Letters...............................................   23
         5.13  Owners' Equity...............................................   23

VI.      CONDITIONS TO OBLIGATIONS OF THE COMPANY AND  THE OWNERS...........   24

         6.1   Representations and Warranties................................  24
         6.2   Performance; Covenants........................................  24
         6.3   Document Delivery - General...................................  24
         6.4   Document Delivery - Asset Transfer............................  24
         6.5   Document Delivery - Stock Transfer............................  24
         6.6   No Injunction, Etc............................................  24

VII.     CLOSING AND TERMINATION............................................   25

         7.1   Closing.......................................................  25
         7.2   Right of Termination..........................................  25
         7.3   Effect of Termination.........................................  25

VIII.    INDEMNIFICATION....................................................   25

         8.1   Indemnification of Premiere...................................  25
         8.2   Notice and Opportunity to Defend..............................  27
         8.3   Survival, and Insurance.......................................  27
         8.4   Establishment of Escrow.......................................  27
         8.5   Arbitration...................................................  27
         8.6   Other Rights and Remedies Not Affected........................  27

IX.      CERTAIN DEFINITIONS................................................   28

X.       MISCELLANEOUS......................................................   32

         10.1  Notices.....................................................    32
         10.2  Owner's Representatives.....................................    33
         10.3  Expenses....................................................    33

         10.4   Further Assurances..........................................   33
         10.5   Waiver......................................................   33
         10.6   Assignment..................................................   34
         10.7   Binding Effect..............................................   34
         10.8   Entire Agreement............................................   34
         10.9   Governing Law; Severability.................................   34
         10.10  Counterparts................................................   34
         10.11  No Brokers..................................................   34
         10.12  Schedules and Exhibits......................................   34
         10.13  Headings....................................................   34
         10.14  Amendment...................................................   34
         10.15  Enforcement.................................................   34
         10.16  No Benefit to Third Parties.................................   35

                                                                       EXHIBIT A


                          UNIFORM TERMS AND CONDITIONS


                                   BACKGROUND
                                   ----------

       The Owners, the Company and Premiere are those parties identified in that certain Transfer Agreement among such parties to which these Uniform Terms and Conditions are appended. The parties agree that the terms and conditions set forth herein are made a part of and incorporated by reference into said Transfer Agreement as if fully restated therein, provided that these Uniform Terms and Conditions are subject in all respects to any contrary provision contained in the Transfer Agreement and the Transfer Agreement shall control in the event of any conflict with any provision herein. Capitalized terms not defined in the text hereof have the meanings provided in the Transfer Agreement and herein, including Article X hereof.

     Premiere intends to acquire all franchisees of VTE other than the Company (the "Other Companies" and together with the Company, the "Franchisee Companies") and has entered or intends to enter into separate agreements for the purchase of such Other Companies.


               I.   REPRESENTATIONS AND WARRANTIES OF THE OWNERS
                    --------------------------------------------

     Each Owner, jointly and severally, represents and warrants the following to
Premiere:

     1.1  Ownership Interest Held and Conveyed. Owner is the owner of all right,
          ------------------------------------
title and interest (legal, record and beneficial) in and to the Company Equity Securities as set forth on Schedule 1.1, free and clear of any and all liens,
                           ------------
encumbrances or restrictions of any nature whatsoever (except for any restrictions on transfer imposed by securities laws), and Owner holds no other interest in the Company. Except as provided in Schedule 1.1 or as specifically
                                               ------------
contemplated by this Agreement, no person or entity has any right or privilege (whether preemptive or contractual) for the purchase of any Company Equity Securities from Owner. Schedule 1.1 contains a complete list of all agreements
                       ------------
or arrangements, whether written or oral, to which Owner is a party that relate in any way to the Company Equity Securities. If the Transactions involve a Stock Transfer, the delivery of such Company Equity Securities pursuant thereto will transfer to Premiere good and marketable title to all such Company Equity Securities held by such Owner, free and clear of all liens, encumbrances or restrictions of any nature whatsoever other than any restrictions on transfer imposed by federal or state securities laws.

     1.2  Organization, Authority and Capacity. If Owner is a natural person,
          ------------------------------------
Owner has the full authority and capacity necessary to execute, deliver and perform his or her obligations under the Transaction Documents to be executed and delivered by Owner. If Owner is not a natural person, (i) Owner is an entity of the type described in the Transfer Agreement, is duly organized, validly existing and in good standing under the laws of its state of organization, and has the full corporate, partnership or other power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents to be executed and delivered by Owner, and (ii) Owner is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could have a material adverse effect on Owner's ability to perform its obligations under the Transaction Documents to be executed and delivered by Owner.

     1.3  Authorization and Validity.
          --------------------------

          (a) If Owner is not a natural person, (i) the execution, delivery and performance of the Transaction Documents to be executed and delivered by Owner have been duly authorized by all necessary action on the part of Owner, and (ii) the Transaction Documents to be executed and delivered by Owner have been or will be, as the case may be, duly executed and delivered by Owner and constitute or will constitute the legal, valid and binding obligations of Owner, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

          (b) If Owner is a natural person, Owner has the legal capacity required for executing, delivering and performing the Transaction Documents to be executed and delivered by Owner. If Owner is married and Owner's interest in the Company constitutes community property, the Transaction Documents to be executed and delivered by Owner's spouse have been or will be, as the case may be, duly executed and delivered by Owner's spouse and constitute or will constitute the legal, valid and binding obligations of Owner's spouse, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     1.4  Absence of Conflicting Agreements or Required Consents. Except as set
          ------------------------------------------------------
forth on Schedule 1.4, the execution, delivery and performance by Owner of each
         ------------
of the Transaction Documents to be executed and delivered by Owner (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) if Owner is not a natural person, will not conflict with any organizational document of Owner; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Owner is subject or by which Owner is bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit material to the Transactions; and (v) will not create any encumbrance or restriction upon the Company Equity Securities if the Transactions involve a Stock Transfer.

     1.5  Interested Transactions. Except as set forth on Schedule 1.5, Owner is
          -----------------------                         ------------
not a party to any contract, loan or other transaction with the Company and does not have any direct or indirect interest in or affiliation with any party to any such a contract, loan or other transaction. Except as set forth on Schedule 1.5,
                                                                   ------------
Owner is not an employee, consultant, partner, principal, director or owner of, and does not have any other direct or indirect interest in or affiliation with, or membership in, any person or business entity that is engaged in a business that competes with or is similar to the business of the Company.

     1.6  Statements True and Correct. No representation or warranty made herein
          ---------------------------
by Owner, nor in any statement, certificate or instrument furnished or to be furnished to Premiere by Owner pursuant to any Transaction Document, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

II.  REPRESENTATIONS AND WARRANTIES OF THE OWNERS AND THE COMPANY
     ------------------------------------------------------------

     The Company and the Owners jointly and severally represent and warrant the following to Premiere:

     2.1  Organization, Authority and Capacity. The Company is an entity of the
          ------------------------------------
type described in the Transfer Agreement, is duly organized, validly existing, and in good standing under the laws of its state of organization, and has the full corporate, partnership or other power and authority necessary to (i) execute, deliver and perform its obligations under the Transaction Documents to be executed and delivered by the Company and (ii) carry on its business as it has been and is now being conducted and to own and lease the Assets which it now owns or leases. The Company is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 2.1, which includes every
                                           ------------
jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (i) the

Company's ability to perform its obligations under the Transaction Documents to be executed and delivered by the Company or (ii) the Assets, results of operations or prospects of the Company.

     2.2  Authorization and Validity. The execution, delivery and performance of
          --------------------------
the Transaction Documents to be executed and delivered by the Company have been duly authorized by all necessary corporate, partnership or other action on the part of the Company. The Transaction Documents to be executed and delivered by the Company have been or will be, as the case may be, duly executed and delivered by the Company and constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     2.3  Absence of Conflicting Agreements or Required Consents. Except as set
          ------------------------------------------------------
forth on Schedule 2.3, the execution, delivery and performance by the Company of
         ------------
the Transaction Documents to be executed and delivered by the Company: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of the Company's organizational documents; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which the Company is subject or by which the Company or any of its Assets are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which the Company is a party or by which the Company or any of its properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the Assets owned or leased by the Company.

     2.4  Franchise Matters.
          -----------------

               (a)  Attached to Schedule 2.4(a) is a true and complete copy of
                    ---------------------------
(i) the Franchise Agreement, (ii) the SRA, (iii) the NAP Agreement, (iv) each other written agreement to which the Company or any Owner, on one hand, and VTE, VTN or any Affiliate thereof, on the other hand, are party, and (v) a description of all material terms of any oral agreement to which the Company or any Owner, on one hand, and VTE, VTN or any Affiliate thereof, on the other hand, are party. Except as set forth on Schedule 2.4(a), the Company (i) has not
                                        ---------------
received a notice of financial or other Default under any of the agreements attached to or described in Schedule 2.4(a), and (ii) has not notified any other
                            ---------------
party to any such agreement that it considers such party in Default under such agreement.

               (b)  Schedule 2.4(b) contains a true, complete and correct copy
                    ---------------
of the operating manual or other document containing all operating policies, codes and requirements imposed on Franchise by VTE pursuant to the Franchise Agreement.

     2.5  Outstanding and Authorized Capitalization. All authorized and
          -----------------------------------------
outstanding Company Equity Securities are accurately described on Schedule 2.5.
                                                                  ------------
If the Company is a corporation, no shares of capital stock are held in the treasury of the Company except as set forth on Schedule 2.5. All outstanding
                                               ------------
Company Equity Securities are listed and held of record as indicated on Schedule
                                                                        --------
1.1 and have been duly and validly issued, are fully paid and nonassessable.
---
None of such Company Equity Securities were issued in violation of preemptive rights of any past or present holder of any Company Equity Security. Except as set forth on Schedule 1.1, there are no outstanding warrants, options, rights,
             ------------
calls or other commitments of any nature relating to Company Equity Securities and there are no outstanding securities of the Company convertible into or exchangeable for any Company Equity Securities, in either case which have been granted or created by the Company. Except as set forth on Schedule 2.5, the
                                                          ------------
Company is not obligated to issue or repurchase any Company Equity Securities for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued Equity Securities of the Company. There are no outstanding rights to demand registration of securities of the Company or to sell securities of the Company in connection with a registration by the Company under the Securities Act.

     2.6  Subsidiaries, Investments and Predecessors. Except as set forth on
          ------------------------------------------
Schedule 2.6, the Company has not owned and does not currently own, directly or
------------
indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Set forth on Schedule 2.6 is a listing of all predecessor companies of the
             ------------
Company, including the names of any entities from whom the Company previously acquired material Assets, and any other entity of which the Company has been a subsidiary or division. Except as listed on Schedule 2.6, the Company has not
                                            ------------
sold or disposed of, by way of Asset sale, stock sale, spin-off or otherwise, any material Assets or business of the Company.

     2.7  Financial Statements. Attached hereto as Schedule 2.7 are the
          --------------------                     ------------
financial statements of the Company for the fiscal years set forth therein, and interim financial statements for the Company's most recently ended interim period, which reflect the results of operations and financial condition of the Company for such periods and as of the dates indicated (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied other than as indicated on Schedule 2.7 and except for (i) the omission of notes
                           ------------
to interim Financial Statements, and (ii) the fact that interim Financial Statements are subject to normal and customary year-end adjustments which will not, in the aggregate, be material. The Financial Statements present fairly in all material respects the financial position of the Company as of the dates indicated and present fairly in all material respects the results of the Company's operations for the periods then ended, and are in accordance with the books and records of the Company, which have been properly maintained and are complete and correct in all material respects.

     2.8  Absence of Changes.  Except as set forth on Schedule 2.8, and except
          ------------------                          ------------
as contemplated by this Agreement, since the date of the Latest Balance Sheet, the Company has conducted its business only in the ordinary course and has not:

               (i) suffered any material adverse change in its working capital, condition (financial or otherwise), Assets, liabilities, reserves, business or operations;

               (ii) paid, discharged or satisfied any liability other than in the ordinary course of business and consistent with past practices;

               (iii) written off as uncollectible any account receivable other than in the ordinary course of business and in amounts not exceeding the reserve or allowance for doubtful accounts included in the Latest Balance Sheet;

               (iv) compromised any debts, claims or rights or disposed of any of its properties or Assets other than in the ordinary course of business and consistent with past practices;

               (v) entered into any commitments or transactions not in the ordinary course of business or made capital expenditures or commitments;

               (vi) made any change in any method of accounting or accounting practice;

               (vii) subjected any of its Assets, tangible or intangible, to any lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

               (viii) increased any salaries, wages or employee benefits for any employee of the Company;

               (ix) hired, committed to hire or terminated any independent contractor, or employee;

               (x) declared, set aside or made any payment, dividend or other distribution to any holder of a Company Equity Security or purchased, redeemed or otherwise acquired, directly or indirectly, any Company Equity Security;

               (xi) terminated or amended any material contract, license or other instrument to which the Company is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or supplier or customer, the termination or loss of which, in the aggregate, could materially and adversely affect the Company;

               (xii) issued any Company Equity Security or otherwise effected any change in its capital structure;

               (xiii)  commenced or settled any litigation; or

               (xiv) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

     2.9  No Undisclosed Liabilities. Except as listed on Schedule 2.9 hereto,
          --------------------------                      ------------
the Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations (i) reflected in the Financial Statements or (ii) incurred in the ordinary course of its business since the date of the Latest Balance Sheet and immaterial in amount or effect on the business, prospects, financial condition or results of operations of the Company.

     2.10  Litigation, etc. Except as listed on Schedule 2.10 hereto, (i) there
           ---------------                      -------------
are no claims, lawsuits, actions, arbitrations, administrative or other proceedings instituted or pending against the Company or against any director, employee, employee benefit plan or Asset of the Company, and, to the Knowledge of the Company and the Owners, no such matter is threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) and there is no basis for any such action; (ii) to the Knowledge of the Company and the Owners, there are no governmental or administrative investigations or inquiries pending that involve the Company or any of its Assets; (iii) there are no judgments against or consent decrees binding on the Company or any of its Assets; and (iv) there are no claims not covered by insurance.

     2.11  No Violation of Law.  Except as set forth on Schedule 2.11, the
           -------------------                          -------------
Company has not been and is not in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a material adverse effect on the Company, financial or otherwise. Except as set forth on Schedule 2.11, the Company has and has always had in
                       -------------
effect all Permits necessary for it to own, lease and operate its Assets and to conduct its business as it has been and is currently conducted, and there has occurred no Default under any such Permit.

     2.12  Real and Personal Property.
           --------------------------

          (a)  Schedule 2.12(a) sets forth a list of all material Assets of the
               ----------------
Company, including, without limitation, all furniture, fixtures and equipment. Except as set forth on Schedule 2.12(a), the
                       ----------------

Company (i) has good and valid title to all of its Assets, including all the Assets reflected in the Financial Statements; and (ii) owns such Assets free and clear of all liens, encumbrances or restrictions of any nature whatsoever.

          (b)  Schedule 2.12(b) contains a true and correct description of all
               ----------------
real property owned or leased by the Company, including all improvements located thereon. Except as set forth on Schedule 2.12(b), the Company has good and
                                 ----------------
marketable title to all real property owned by it, free and clear of any liens, encumbrances or restrictions of any nature whatsoever. Attached to Schedule
                                                                    --------
2.12(b) are true, correct and complete copies of all leases, deeds, easements
-------
and other documents and instruments concerning the matters listed on Schedule
                                                                     --------
2.12(b).  No condemnation or similar actions are currently in effect or pending
-------
against any part of any real property owned or leased by the Company and, to the best knowledge of the Company and the Owners, no such action is threatened against any such real property. To the Knowledge of the Company, there are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) If the Transactions involve an Asset Transfer, the delivery of the Transferred Assets in accordance with the Transaction Documents will transfer and convey good and valid title to such Transferred Assets free and clear of all liens, encumbrances or restrictions of any nature whatsoever, other than liens for liabilities reflected in the Financial Statements or as may be specifically contemplated by the Transaction Documents.

          (d) The present zoning, subdivision, building and other ordinances and regulations applicable to any owned or leased real property permit the continued operation, use, occupancy and enjoyment of such real property consistent with past practices, and the Company is in compliance with, in all material respects, and has received no notices of violations of, any applicable zoning, subdivision or building regulation, ordinance or other law, regulation, or requirement including, but not limited to, certificate of need. The Company has all rights and easements necessary for public ingress thereto and egress therefrom and for the provision of all utility services thereto, including any required curb cut or street opening permits or licenses for vehicular access over presently existing roads and driveways.

          (e) The Company's Assets (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such Assets include all rights, properties, interests in properties, and Assets necessary to permit Premiere to carry on the Company's business as presently conducted.

          (f)  Except as set forth on Schedule 2.12(b), each piece of real
                                      ----------------
property owned by the Company is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes. Schedule 2.12(f) contains true, complete and correct
                          ----------------
copies of the most recent tax bills for each piece of real property set forth on
Schedule 2.12(b).
----------------

     2.13  Contracts and Commitments.
           -------------------------

          (a)  Schedule 2.13 contains a complete and accurate list of all
               -------------
contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of the Company of or concerning the following matters (the "Company Agreements"):

               (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

               (ii) the employment, termination, severance or engagement of or with respect to any officer, director, employee, consultant or agent;

               (iii) any arrangement between or among the Company, its Affiliates, the Owners, any director, officer or employee thereof and/or Related Persons;

               (iv) any arrangement limiting the freedom of the Company to compete in any manner in any line of business or requiring the Company to share profits;

               (v) any arrangement that could reasonably be anticipated to have a material adverse effect on the Company, financial or otherwise;

               (vi)  any arrangement not in the ordinary course of business;

               (vii) any power of attorney, whether limited or general, granted by or to the Company;

               (viii) any other arrangement that requires performance for a period of more than 90 days or that requires payments in excess of $10,000;

               (ix) any contract or arrangement relating to the borrowing of money by the Company or the guarantee by the Company of any third party obligation;

               (x) any agreement or arrangement involving Intellectual Property Rights (other than contracts entered into in the ordinary course of business with customers and "shrink-wrap" software licenses);

               (xi) any contract or arrangement relating to the provision of data processing, network communication or other technical services to or by the Company or any Affiliate thereof; and

               (xii) any contract or arrangement relating to the provision, purchase or sale of goods or services, other than contracts entered into in the ordinary course of business and involving payments not in excess of $5,000.

          (b) The Company has delivered to Premiere true and complete copies of all of the Company Agreements. Except as indicated on Schedule 2.13, the
                                                       -------------
Company Agreements are valid and effective in accordance with their terms, and there is not under any of such Company Agreements (i) any existing or claimed Default by the Company or (ii) to the Knowledge of the Company and the Owners, any existing or claimed Default by any other party. Except as indicated on
Schedule 2.13, the continuation, validity and effectiveness of the Company
-------------
Agreements will not be affected by the Transactions and the Transactions will not result in a breach of or Default under, or require the consent of any other party to, any of the Company Agreements. There is no actual or, to the Knowledge of the Company and the Owners, threatened termination, cancellation or limitation of any Company Agreements that would have a material adverse effect on the Company, financial or otherwise. To the Knowledge of the Company and the Owners, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Company Agreements.

     2.14  Employment and Labor Matters.
           ----------------------------

          (a)  Schedule 2.14(a) sets forth (i) the number of all full-time and
               ----------------
part-time employees of the Company; and (ii) the name and compensation paid to each independent contractor, employee of or consultant to the Company who received salary and bonuses for either of the Company's two most recently ended fiscal years in excess of $20,000.

          (b) To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

          (c)  Except as disclosed on Schedule 2.14(b),
                                      ----------------

                    (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning the Company's employment practices pending or, to the Knowledge of the Company and the Owners, threatened before any federal, state or local agency or court, and, to the Knowledge of the Company and the Owners, no basis for any such matter exists;

                    (ii) the Company is not a party to any union or collective bargaining agreement, and, to the Knowledge of the Company and the Owners, no union attempts to organize the employees of the Company have been made, nor are any such attempts now threatened; and

                    (iii) the Company has not experienced any organized slowdown, work interruption, strike, or work stoppage by its employees.

     2.15  Employee Benefit Matters. The employee benefit plans and agreements
           ------------------------
described in Schedule 2.15 hereto are the only employee benefit plans and
             -------------
agreements maintained by the Company for the benefit of its shareholders, officers, directors, employees, former employees, or independent contractors, including, without limitation, (i) profit sharing, pension, ESOP, 401(k) or other retirement plans or programs, (ii) current and deferred compensation, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits and (iii) medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits, including any split-dollar life insurance policies, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as the "Benefit Plans." Except as disclosed on Schedule 2.15, there are no
                                            -------------
contributions or payments due with respect to any of the Benefit Plan, nor will any such contributions or payments be due or required to be paid on or prior to the Closing Date. Each Benefit Plan of the Company has been operated and administered in substantial compliance with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the provisions of the Code applicable to it. No Benefit Plan of the Company or its ERISA Affiliates which is subject to the minimum funding standards of ERISA or the Code, if any, has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. All contributions with respect to a Benefit Plan of the Company or its ERISA Affiliates that is subject to Code Section 412 or ERISA Section 302 have been timely made and there is no lien or expected to be a lien under Code
Section 412(n) or ERISA Section 302(f) or tax under Code Section 4971. No Benefit Plan of the Company or its ERISA Affiliates has a "liquidity shortfall" as defined in Code Section 412(m)(5). Neither the Company nor its ERISA Affiliates are subject to or can reasonably be expected to become subject to a lien under Code Section 401(a)(29). No event has occurred in connection with a Benefit Plan of the Company or its ERISA Affiliates that could result in liability to the Company under Title IV of ERISA. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Benefit Plan of the Company or its ERISA Affiliates which is subject to Title IV of ERISA, if any. The Assets of each Benefit Plan of the Company or its ERISA Affiliates that is subject to Title IV of ERISA, if any, are sufficient to provide all "benefit liabilities" (as defined in ERISA Section 4001(a)(16) under such Benefit Plan if such Benefit Plan terminated, and are also sufficient to provide all other benefits due under the Benefit Plan (including, but not limited to, ancillary, disability, shutdown, early retirement and welfare benefits). Neither the Company nor its ERISA Affiliates have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer pension plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A) at any time. No event which constitutes a reportable event as defined in Section 4043 of ERISA has occurred or is continuing with respect to any Benefit Plan covered by ERISA. No facts exist which will result in a material increase in the premium costs of any Benefit Plan for which benefits are insured or a material increase in benefit costs of any Benefit Plan which provides self-insured benefits. No "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) has occurred with respect to any Benefit Plan. None of the Benefit Plans has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for former or retired employees of the Company, except as required to avoid excise taxes under Code Section 4980B. All Benefit Plans subject to Code Section 4980B or Part 6 of Title I of ERISA have been maintained in compliance with the requirements of Code Section 4980B and Part 6 of Title I of ERISA. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that could result in the payment of any amount that would not be deductible under Code Sections 162(m) or 280G. As of the Closing Date, the Company has no material liabilities under any Benefit Plan that is not reflected in the Financial Statements, except for accruals for contributions and expenses for the current year.

     2.16  Insurance Policies.  Except as described on Schedule 2.16, all of the
           ------------------                          -------------
Assets and business of the Company are insured in such amounts and against such losses, casualties or risks as are reasonably customary for similar properties and businesses, and the Company has maintained such insurance continuously from the earlier of (i) the date of its inception and (ii) the date of inception of any of its predecessors. Schedule 2.16 sets forth a complete and accurate list
                         -------------
and description of all insurance policies in force naming the Company, or any employee, consultant or independent contractor thereof, or Owner, as an insured or beneficiary or as a loss payee or for which the Company has paid or is obligated to pay all or part of the premiums, including, without limitation, all liability, professional liability, fire, health and life insurance policies. All such policies are in full force and effect and the premiums due thereon have been timely paid. The Company has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and, to the Knowledge of the Company and the Owners, the Company and the Owners are in compliance with all conditions contained therein. Except as set forth on Schedule 2.16, there are no pending claims against such
                       -------------
insurance by the Company as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on Schedule 2.16, there
                                                            -------------
exists no claim under such insurance that has not been properly filed by the Company. To the Knowledge of the Company and the Owners, there are no outstanding or unfulfilled requirements or recommendations of any insurance company insuring the Company regarding any repairs to or work to be performed with respect to the Assets of the Company. The Company has complied with any such requirements and recommendations as to which the Company has received notice. Schedule 2.16 contains a listing of all claims made and loss histories
        -------------
in respect of any insurance maintained by the Company or any predecessor or any Owner during the past three (3) years.

     2.17  Environmental Matters.  Except as set forth in Schedule 2.17, there
           ---------------------                          -------------
are no present or past Environmental Conditions in any way relating to the business, properties or Assets of the Company. For the purposes of this Agreement, "Environmental Condition" means (a) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, biomedical waste including blood, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which the Company has or may become liable to any person or by any reason of which any of the Assets of the Company may suffer or be subjected to any lien, encumbrance or restriction of any nature, or (b) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

     2.18  Accounts Receivable and Payable. Except as set forth on Schedule
           -------------------------------                         --------
2.18.1, the accounts receivable outstanding as of the date of the Latest Balance
------
Sheet are, and the accounts receivable outstanding as of the Closing Date will be, (i) valid and genuine accounts receivable arising solely out of bona fide sales and delivery of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice,
(ii) subject to no defenses, counterclaims, or rights of setoff, and (iii) collectible within ninety (90) days after billing at the full recorded amount thereof less the recorded allowance for doubtful accounts reflected on the Latest Balance Sheet or the Closing Date Balance Sheet, as applicable. Except as set forth on Schedule 2.18.2, no accounts payable of the Company are, at this
             ---------------
date, over 30 days old and no accounts payable of the Company will be over 30 days old at the Closing Date.

     2.19  Taxes.
           -----

          (a)  Except as listed in Schedule 2.19 or as reflected in the
                                   -------------
Financial Statements, there does not exist and will not after the Effective Time exist any liability for taxes which may be asserted by any taxing authority against, and no lien or other encumbrance for taxes will attach to, the Company or any of its Assets other than (i) taxes due in respect of periods for which tax returns are not yet due and for which adequate accruals have been made in the Financial Statements and (ii) taxes accrued in the ordinary course of business between the date of the Financial Statements and the Closing Date. All federal, state and local tax returns and tax reports required to be filed prior to the date hereof with respect to the Company have been filed (other than returns for which extensions to file have been granted) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of which are true, correct and complete, and all amounts shown as owing thereon have been paid.

          (b)  Except as listed on Schedule 2.19, the Company has not received
                                   -------------
notice of any tax claims being asserted or any proposed assessment by any taxing authority and no tax returns of the Company have been examined by the Internal Revenue Service (the "IRS") or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and the Company is not presently under, nor has it received notice of any, contemplated investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 2.19, the Company has not
                                      -------------
executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (c) The Company and any predecessors in interest have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom and the Company and any predecessors in interest have paid the same to the proper tax depositories or collecting authorities.

          (d) For purposes hereof, "taxes" shall mean any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

          (e) If the Company is a Subchapter S corporation within the meaning of the Code, it has been a Subchapter S corporation at all times since the date specified on Schedule 2.19 under federal law and corresponding provisions of any
             -------------
applicable state law and does not have any net unrealized built-in gain within the meaning of Section 1374 of the Code.

     2.20  Statements True and Correct.  No representation or warranty made
           ---------------------------
herein by the Company or any of the Owners, nor in any statement, certificate or instrument to be furnished to Premiere by the Company or any of the Owners pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.


     2.21  Intellectual Property Rights. Schedule 2.21(a)(i) sets forth (i) a
           ----------------------------  -------------------
brief description of each Company Intellectual Property Right, and (ii) with respect to each Company Intellectual Property Right registered or capable of registration with any regulatory authority or for which an application for registration has been filed with any regulatory authority, the names of the jurisdictions covered by the applicable registration or application, if any.
Schedule 2.21(a)(ii) identifies and provides a brief description of each
--------------------
Intellectual Property Right licensed to the Company by any Person (except for any Intellectual Property Right that is licensed to the Company under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000)), and identifies the license agreement under which such Intellectual Property Right is being licensed to the Company. The Company is not in Default under any such license agreements. Except as set forth in Schedule 2.21(a)(iii), the Company has valid and marketable title to all
   ---------------------
Company Intellectual Property Rights used in or reasonably necessary for the conduct of its business free and clear of all liens and other encumbrances, except for third party Intellectual Property Rights licensed to the Company, as to which it has a valid right to use with respect to such Company Intellectual Property Rights. No present or former employee or owner of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property Right which the Company owns, possesses or uses in its operations as now or heretofore conducted. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any Company Intellectual Property Right (i) have been party to a "work-for-hire" relationship with the Company that has accorded the Company full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to such Company Intellectual Property Right, and/or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to such Company Intellectual Property Right. Except as set forth in
Schedule 2.21(a)(iv), the Company is not obligated to make any material payment
--------------------
to any Person for the use of any Company Intellectual Property Right. Except as set forth in Schedule 2.21(a)(v), the Company has not developed jointly with any
             -------------------
other Person any Company Intellectual Property Right with respect to which such other Person has any rights. The Company is the owner of or has a license to any Intellectual Property Right sold or licensed to a third party by the Company in connection with its business operations, and the Company has the right to convey by sale or license any Intellectual Property Rights so conveyed.

          (b) Except as set forth in Schedule 2.21(b), the Company has taken all
                                     ----------------
reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Intellectual Property Rights (except Company Intellectual Property Rights whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Intellectual Property Rights. Except as set forth in Schedule
                                                                     --------
2.21(b), the Company has not
-------
disclosed or delivered, or permitted the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, of any Company Intellectual Property Rights.

          (c) The Company is not infringing, misappropriating or making any unlawful use of, and no the Company has not at any time infringed, misappropriated or made any unlawful use of, and, except as set forth in
Schedule 2.21(c), the Company has not received any notice or other communication
----------------
(in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property Right owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Intellectual Property Right owned or used by any other Person infringes or conflicts with, any Company Intellectual Property Right.

          (d) The Company Intellectual Property Rights constitute all the Intellectual Property Rights necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. The Company has not licensed any of the Company Intellectual Property Rights to any Person on an exclusive basis and, except as set forth in Schedule 2.21(d),
                                                             ----------------
the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Company Intellectual Property Rights or to transact business in any market or geographical area or with any Person.

          (e) Except as disclosed in Schedule 2.21(e), every officer, director,
                                     ----------------
or employee of the Company is a party to a contract which requires such officer, director or employee to assign any interest in any Intellectual Property Right to the Company and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Company, and no such officer, director or employee is party to any contract with any Person other than the Company which requires such officer, director or employee to assign any interest in any Intellectual Property Right to any Person other than the Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than the Company. Except as disclosed in Schedule 2.21(e), no officer, director or employee of the
                       ----------------
Company is party to any contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including the Company.

     2.22 Company Products and Services. The Company Products and Services
          -----------------------------
conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company, and there has not been during the last three (3) years any claim made against the Company by any customer of the Company or by any other Person alleging that any Company Product and Service (including each version thereof that has been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the Knowledge of the Company, there is not a reasonable basis for any such claim. No product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the Financial Statements have been communicated in writing to or threatened in writing against the Company. The Company Products and Services, as of the date hereof, during and after the calendar year 2000 A.D., include design, function and performance capabilities such that the Company Products and Services shall not abnormally end and/or have invalid and/or incorrect results from and/or performance or functional degradation because of the then-current date. The design and function of the Company Products and Services shall ensure year 2000 A.D. and shall include, but not be limited to, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

          III. REPRESENTATIONS AND WARRANTIES OF PREMIERE
               ------------------------------------------

     Premiere hereby represents and warrants the following to the Company and the Owners:

     3.1  Organization, Authority and Capacity. Premiere is a corporation duly
          ------------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia and has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Transaction Documents to be executed and delivered by it, and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and Assets which it now owns or leases. Premiere is duly qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) Premiere's ability to perform its obligations under the Transaction Documents to be executed and delivered by it or, (ii) the Assets, results of operations or prospects of Premiere.

     3.2  Authorization and Validity. The execution, delivery and performance of
          --------------------------
the Transaction Documents to be executed and delivered by Premiere have been duly authorized by all necessary action by Premiere. The Transaction Documents to be executed and delivered by Premiere have been or will be, as the case may be, duly executed and delivered by Premiere and constitute or will constitute the legal, valid and binding obligations of Premiere, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     3.3  Absence of Conflicting Agreements or Required Consents. The execution,
          ------------------------------------------------------
delivery and performance by Premiere of the Transaction Documents to be executed and delivered by it: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of Premiere's articles of incorporation or bylaws; or (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Premiere is a party or by which Premiere or any of its properties are bound.

     3.4  Outstanding and Authorized Capitalization. The authorized capital
          -----------------------------------------
stock of Premiere consists of (a) one hundred and fifty million (150,000,000) shares of common stock, par value $.01 per share, of which _________ shares were issued and outstanding as of ___________ __, 1997, and (b) five million (5,000,000) shares of preferred stock, par value $.01 per share, none of which are issued and outstanding as of the date of this Agreement.

     3.5  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Premiere has timely filed and made available to the Owners and the Company all SEC Documents required to be filed by Premiere since March 5, 1996 (the "Premiere SEC Reports"). The Premiere SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Premiere SEC Reports or necessary in order to make the statements in such Premiere SEC Reports, in light of the circumstances under which they were made, not misleading. No Premiere Subsidiary is required to file any SEC Documents.

          (b) Each of the Premiere Financial Statements (including, in each case, any related notes) contained in the Premiere SEC Reports, including any Premiere SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Premiere and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     3.6  Statements True and Correct. No representation or warranty made herein
          ---------------------------
by Premiere, nor in any statement, certificate or instrument to be furnished to the Company or any of the Owners by Premiere pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained therein not misleading.


                   IV.  ADDITIONAL COVENANTS AND AGREEMENTS
                        -----------------------------------

     4.1  Access to Company Information. At all times prior to the Closing, the
          -----------------------------
Company and the Owners will afford the officers and authorized representatives of Premiere access to all of the Company's properties, books and records that may relate to or concern the Transactions and will furnish Premiere with such additional financial, operating and other information as to the business and properties of the Company as Premiere may from time to time reasonably request. Premiere shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of the Company in connection with such investigation of the properties and business of the Company. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of any party under this Agreement.

     4.2  No-Shop. Unless and until this Agreement is terminated pursuant to
          -------
Article VII hereof, neither the Company nor any Owner shall directly or indirectly, through any officer, director, employee, agent, intermediary or otherwise: (i) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of an equity interest in the Company, or any merger, sale of substantial Assets or any similar transaction whether or not resulting in a change of control of the Company; (ii) participate in any discussions or negotiations regarding, or furnish to any other person or other entity, any information with respect to, or otherwise cooperate or encourage, any effort or attempt by any other person or other entity to purchase any equity interest in the Company, or engage in a merger, purchase of substantial Assets or any similar transaction whether or not such transaction contemplates a change of control the Company; or (iii) approve or undertake any such transaction. The Company and the Owners shall promptly (but in any event within twenty-four (24) hours) communicate to Premiere the terms of any such oral or written proposal or offer upon knowledge or receipt of such proposal or offer.

     4.3  Affirmative Covenants of the Company. From the date hereof until the
          ------------------------------------
earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein or in the Transfer Agreement, the Company shall:

          (i) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

          (ii) preserve intact its business organization, licenses, permits, vendor and supplier relationships and subscriber relationships;

          (iii) retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and ensure that there are no material or adverse changes to employee relations;

          (iv) keep and maintain its Assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

          (v) pay all accounts payable of the Company in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices;

          (vi) consult with Premiere prior to undertaking any new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of Premiere;

          (vii) confer on a regular and frequent basis with one or more designated representatives of Premiere to report material operational matters and to report the general status of ongoing business operations;

          (viii) upon request by Premiere, make available to Premiere true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to the Company and furnished to management of the Company;

          (ix) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return (other than routine employment and sales tax returns) shall not be filed without a reasonable opportunity for prior review and comment by Premiere;

          (x) as soon as reasonably practicable after they become available, but in no event more than ten (10) days following the end of each calendar month, deliver to Premiere true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof on the format historically utilized by the Company;

          (xi) perform in all material respects all obligations under agreements relating to or affecting its Assets, properties or rights;

          (xii) keep in full force and effect present insurance policies or other comparable insurance coverage; and

          (xiii) notify Premiere of (i) any event or circumstance which is reasonably likely to have a material adverse effect on the Company or would cause or constitute a breach of any of the Company's representations, warranties or covenants contained herein; or (ii) any unexpected change in the normal course of business or in the operation of the Company's Assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property. The Company agrees to keep Premiere fully informed of such events and to permit Premiere's representatives prompt access to all materials prepared in connection therewith.

     4.4  Negative Covenants of the Company. From the date hereof until the
          ---------------------------------
earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do any of the following without the prior written consent of Premiere, except as may be contemplated herein or by the Transfer Agreement:

               (i) take any action which would (i) adversely affect the ability of any party to the Transaction Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Transaction Documents;

               (ii)   amend any of its organizational or governing documents;

               (iii) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Company consistent with past practices, or impose, or suffer the imposition, on any Asset of the Company of any lien or permit any such lien to exist;

               (iv) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any Company Equity Securities, or any securities convertible into any Company Equity Securities, or declare or pay any dividend or make any other distribution in respect of Company Equity Securities;

               (v) other than pursuant to the Transaction Documents, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional Company Equity Securities or any rights with respect to any Company Equity Securities;

               (vi) purchase or acquire any Assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any Assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

               (vii) adjust, split, combine or reclassify any Company Equity Securities or issue or authorize the issuance of any other securities in respect of or in substitution for Company Equity Securities, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset;

               (viii) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, Asset transfers, or purchase of any Assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

               (ix) grant any increase in compensation or benefits to the employees or officers of the Company; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto;
                                                          ---------
     enter into or amend any severance agreements with officers of the Company; or grant any increase in fees or other increases in compensation or other benefits to directors of the Company;

               (x) enter into or amend any employment contract between the Company and any person or entity (unless such amendment is required by law) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

               (xi) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

               (xii) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

               (xiii) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of the Company for material money damages or restrictions upon the operations of the Company;

               (xiv) modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

               (xv) make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

               (xvi) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article II or the Transfer Agreement to be untrue or incorrect; or

               (xvii) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person.

     4.5  Confidentiality.  Each of  Premiere, the Company and the Owners agree
          ---------------
that from the date hereof until the earlier of termination of the Transfer Agreement or the Effective Time, it will not, and will use reasonable commercial efforts to ensure that none of its representatives, agents or employees will, without the prior written consent of Premiere or the Company, as applicable, use or disclose to or file with any other person any confidential or non-public information relating to the other party, except for: (i) use or disclosures required, in the reasonable judgment of Premiere, in connection with the Transactions, and (ii) use or disclosures that are required by any law, regulation, rule, ordinance or judicial process. Notwithstanding the foregoing, Premiere shall not, in the course of any investigation it shall deem necessary and desirable in connection with the transactions contemplated by this Agreement, be prohibited from discussing the business and Assets of the Company with VTE, the other Franchisee Companies, or their respective owners, or with others having business dealings with the Company. The Company and the Owners agree to restrict their use or disclosure of confidential information concerning the other Franchisee Companies and their respective owners in a manner consistent with the restrictions on Premiere contained in this Section 4.5 and Premiere agrees that it will cause each of the other Franchisee Companies and their respective owners to enter into a provision similar to this Section 4.5 with respect to information obtained by them concerning the Company and the Owners. The Owners and the Company hereby acknowledge that the Premiere Common Stock is publicly traded and that the Securities Laws prohibit each Owner and any other Person who has received material non-public information about Premiere from purchasing or selling securities of Premiere or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance on such information.

     4.6  Public Announcements.  Neither the Company nor the Owners, nor any of
          --------------------
their representatives, shall make any public announcement with respect to the Transfer Agreement or the Transactions without the prior written consent of Premiere, and Premiere shall not make the initial public announcement with respect thereto without the prior written consent of the Company, unless, in either case, required by law or judicial process, in which case notification shall be given to Premiere or to the Company, as the case may be, prior to such disclosure.

     4.7  Noncompetition, Nonsolicitation and Nondisclosure.
          -------------------------------------------------

               (a)  The parties acknowledge:

                    (i) that each Owner has substantial special expertise and experience in the Business Activities (as defined below) and that such Owner possesses substantial contacts with suppliers and customers of the Company, and that such expertise, experience and contacts have been built up over a number of years, including such Owner's period of ownership of Company Equity Securities;

                    (ii) that each Owner will be well-compensated under this Agreement for the expertise, knowledge and contacts he or she has obtained, as well as the goodwill that he or she has built up in the Company, and that this
Section 4.7 is being executed as an integral part of such Owner's sale of all of his or her Company Equity Securities to Purchaser pursuant to the Transactions, an express element of which includes the sale of the goodwill such Owner's ownership and service has generated, and for which sale such Owner will receive substantial remuneration hereunder;

                    (iii) that each Owner has occupied a position of trust and responsibility with the Company in which he or she has had access to a substantial amount of Confidential Information (as defined below) and Trade Secrets (as defined below), and that Premiere is entering into this Agreement in reliance upon such Owner's agreement not to use or disclose such Trade Secrets and Confidential Information, not to compete against Premiere or any Affiliate, and not to solicit Premiere's or any such Affiliate's customers during the time periods set forth in this Agreement;

                    (iv) that due to each Owner's special experience and his or her close identification with goodwill of the Company, the harm caused by such Owner's violation of the provisions of this Section 4.7 cannot reasonably or adequately be compensated solely by damages in an action at law;

                    (v) that Owner is capable of competing with and substantially harming Premiere and its Affiliates and has more than adequate capital, experience, customer contact, supplier contact, name recognition and industry reputation to start a competing business, which would deprive Premiere of all or substantially all of its bargained for goodwill and other consideration in the Transactions; and

                    (vi) that the terms of this Section 4.7 are necessary to protect Premiere's legitimate business interests, Trade Secrets and Confidential Information and that Owner's competition with Premiere or any of its Affiliates or other violation of the covenants set forth below would cause substantial and irreparable harm to Premiere.

               (b) For purposes of this Section 4.7, the following terms shall have the meanings set forth below:

                    (i) "Business Activities" shall mean the provision of interactive voice messaging services.

                    (ii) "Confidential Information" means information, other than Trade Secrets, which relates to the Company, the Company's business, or the Company's suppliers or customers that is not generally known by persons not employed by the Company or VTE and which Owner has learned as a consequence of his or her relationship to the Company or VTE. Such information includes, without limitation, to the extent it is not considered a Trade Secret, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, customer pricing and order data, supplier lists, or technical information relating to the Company's products or services. "Confidential Information" shall not include information which has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or the Company.

                    (iii) "Trade Secrets" shall mean all secret, proprietary or confidential information regarding the Company or its business, including any and all information not generally known to, or ascertainable by, persons not employed by the Company or VTE, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to the Company or VTE. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or the Company.

               (c) For three (3) years immediately following the execution of this Agreement, no Owner shall, directly or indirectly, by himself or herself or in conjunction with any person, firm or corporation other than Premiere, engage in Business Activities, or help anyone else engage in the Business Activities, within the Protected Territory. Notwithstanding anything contained herein to the contrary, Owner may own up to two percent (2%) of the shares of a publicly-held corporation which competes with Premiere or any of its Affiliates, provided none of his or her other relationships with such corporation violate the terms of this Section 4.7.

               (d) No Owner shall, for himself or herself or on behalf of others, use or disclose any Confidential Information or Trade Secrets except in the furtherance of the business of Premiere or any of its Affiliates. Trade Secrets shall not lose the protection of this provision at the end of such three-year period. No Owner shall use or disclose any Trade Secret at any time while the information remains a Trade Secret. Nothing in this provision shall limit the protections available to Premiere under any federal, state or local statute or legal principle governing confidential information or trade secrets.

               (e) Notwithstanding anything else in this Agreement to the contrary, the terms of this Section 4.7 shall survive the expiration or termination of this Agreement. If an Owner violates any portion of this Section 4.7, he or she shall forfeit and return all compensation due to him or her, or already paid to him or her pursuant to this Agreement.

               (f) Each Owner acknowledges that his or her agreement not to compete with Premiere or any of its Affiliates is necessarily of a special, unique and extraordinary nature, and that the loss arising from a breach thereof cannot reasonably be compensated by money damages and will cause Premiere and any such Affiliate irreparable harm. Accordingly, upon the failure of any Owner to comply with the terms of this Section 4.7 at any time, Premiere and any such Affiliate shall be entitled to injunctive or other extraordinary relief in case of such breach, such injunctive or other extraordinary relief to be cumulative to, but not in limitation of, any other remedies to which Premiere or any such Affiliate may be entitled.

               (g) Premiere and the Owners intend that Premiere have the broadest possible protection from unfair competition by the Owners with Premiere or any of its Affiliates, consistent with public policy. Accordingly, should any court of competent jurisdiction determine that, consistent with the established precedent of the forum state, the public policy of such state requires a more limited restriction in duration, geographic area, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Agreement, or to modify the Agreement, to apply to only such more limited restrictions to an appropriate degree.

     4.8  Approval of Transactions.  Each Owner, through the execution and
          -------------------------
delivery of the Transfer Agreement, irrevocably votes for and approves the Transactions in its capacity as a holder of Company

Equity Securities and each such Owner does hereby waive any required notice for any meeting concerning such matters. At any further meeting of the Owners of the Company called to vote on the Transactions or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions is sought, such Owner shall vote (or cause to be voted), such Owner's Company Equity Securities in favor of the Transactions and the execution, delivery and performance by the Company of the Transfer Agreement. Each Owner acknowledges and agrees that he, she or it has had adequate opportunity to review the terms and conditions of the Transactions and to seek independent legal, tax and financial advice.

     4.9  Delivery of Schedules.  All Schedules required to be delivered by the
          ---------------------       ---------
Company and the Owners shall be delivered to Premiere in completed form upon execution hereof. The last such Schedule delivered shall be accompanied by a
                                --------
certificate, executed by the Company and the Owners, stating that all Schedules
                                                                      ---------
required to be delivered by such parties hereunder have been delivered.

     4.10  Tax Returns.  The Owners shall cause to be prepared and filed, at
           -----------
their expense, a short-period tax return of the Company ending on the Closing Date, which shall be provided to Premiere for its prior review and approval, such approval not to be unreasonably withheld or delayed. If the Company is a Subchapter S corporation within the meaning of the Code, the Company shall maintain its status as a Subchapter S corporation under the Code and any corresponding provisions of any applicable state law through the Closing Date and shall file such short-period return with that status. Premiere agrees to make available any information in its or the Company's possession which may reasonably be required by the Owners to complete any such short-period return.

     4.11  Risk of Loss.  The Company shall retain all risk of condemnation,
           ------------
destruction, loss or damage due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction, loss, or damage occurring prior to the Closing is such that the operation of the Company is materially interrupted or curtailed or any of the Assets of the Company are materially affected, then Premiere shall have the right to terminate this Agreement. If Premiere nonetheless elects to close, the Company shall retain as the surviving corporation in the merger all net condemnation proceeds or third party insurance proceeds to Premiere and the Consideration shall be adjusted at the Closing to reflect such condemnation, destruction, loss or damage to the extent that insurance or condemnation proceeds are not sufficient to cover such destruction, loss or damage provided, however, in such event, the Company shall have the right to terminate this Agreement prior to the Closing if the Consideration is to be reduced by more than twenty percent (20%).

     4.12  State Takeover Laws.  The Company and each of the Owners shall take
           -------------------
all necessary steps to exempt the Transactions from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws.

     4.13  Documents of the Company.  True and correct copies of (i) the
           ------------------------
organizational documents and all amendments thereto of the Company (certified by the Secretary of State of the state in which the Company was organized, as applicable), (ii) the Company's minutes, which accurately reflect all proceedings of the board of directors of the Company (and all committees thereof) and (iii) the record books of the Company, which contain true, complete and accurate records of the ownership of the Company, shall be provided to Premiere at Closing in accordance with Section 5.4(c).

     4.14  Owner Covenant.  Each Owner acknowledges and agrees that such Owner
           --------------
does not have and will not claim any individual interest in the Assets, property or rights of the Company and, after the Closing, will claim no further equity or other interest in the Company or its Assets, properties or rights.

     4.15  Consents.  The Company and the Owners shall use commercially
           --------
reasonable efforts to obtain all necessary consents prior to the Closing, and to the extent any such necessary consent has not been obtained, the Company and the Owners shall continue their efforts to obtain such consent after the Closing. In order, however, that the full value of the Company's contracts and agreements may be realized, at Premiere's request, direction and expense, the Owners and the Company shall take such action as shall be reasonably necessary in order to preserve for the benefit of Premiere and the Company the rights and obligations of the Company under such contracts and agreements.


                  V.    CONDITIONS TO OBLIGATIONS OF PREMIERE
                        -------------------------------------

     In addition to any conditions set forth in the Transfer Agreement, the obligation of Premiere to consummate the Transactions is subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     5.1  Representations and Warranties. The representations and warranties of
          ------------------------------
the Company and the Owners set forth in this Agreement, or any document or instrument delivered to Premiere hereunder, shall be true and correct as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     5.2  Performance.  All of the terms, covenants and conditions of the
          -----------
Transaction Documents to be complied with or performed by the Company or the Owners at or prior to Closing shall have been complied with and performed in all material respects.

     5.3  Document Delivery - General.  The Company and the Owners shall have
          ---------------------------
delivered the following:

               (a) A good standing certificate regarding the Company and any Owner that is not a natural person, certified by the Secretary of State of such party's state of organization dated within fifteen (15) business days of the Closing;

               (b) A certificate dated as of the Closing Date signed by the duly authorized officers of the Company and by the Owners certifying that the representations and warranties of the Company and the Owners set forth herein are true and correct in all material respects as of the Effective Time and that the Company and each of the Owners have fulfilled all of the conditions of this
Article V;

               (c) A certificate certifying that the documents provided pursuant to Section 4.13 are true, accurate and complete;

               (d) Resolutions of the Company and any Owner that is not a natural person in form and substance satisfactory to Premiere approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, certified by an appropriate officer of the Company and any such Owner;

               (e) An incumbency certificate certifying the identity of the officers of the Company and any Owner that is not a natural person;

               (f) Such further assurances, certificates or opinions as may be specified in the Transfer Agreement with respect to the tax consequences of the Transactions; and

               (g) A certificate of the chief financial officer of the Company certifying that the Closing Date Balance Sheet presents fairly in all material respects the financial condition of the Company as of the Closing Date and is in accordance with the books and records of the Company.

     5.4  Document Delivery - Asset Transfer. If the Transactions involve an
          ----------------------------------
Asset Transfer, the Company and the Owners shall have delivered the following:

               (a) A Bill of Sale, Assignment and Assumption Agreement satisfactory to Premiere conveying the Transferred Assets as provided in the Transfer Agreement;

               (b) An acknowledgment of each Owner disclaiming any individual interest in the Transferred Assets; and

               (c) Such warranty deeds, surveys, title insurance policies, zoning certificates, environmental reports and other matters concerning any owned or leased real property as Premiere shall reasonably require, at its expense, concerning the condition thereof and the conveyance of good and marketable thereto in the case of such owned property.

     5.5  Document Delivery - Stock Transfer. If the Transactions involve a
          ----------------------------------
Stock Transfer, the Company and the Owners, as applicable, shall have delivered the following:

               (a) Certificates representing the Company Equity Securities being purchased or converted into the consideration specified in the Transfer Agreement, as they case may be, together with accompanying stock transfer powers or instruments of assignment, duly endorsed in blank;

               (b) Resignations of each of the officers and directors of the Company effective as of the Effective Time;

               (c) Releases, in form and substance satisfactory to Premiere, of each Owner and each officer and director of the Company concerning any claim against the Company other than accrued wages and benefits;

               (d) All books and records of the Company, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by Premiere;

               (e) Such documents as shall be reasonably acceptable to Premiere by which the Company shall convey and assign to any Owner, and by which any Owner shall accept and assume, any Asset or liability of the Company as specified by the Transfer Agreement to be conveyed to and assumed by any such Owner;

               (f) If the Stock Transfer also involves a merger, evidence that said merger is effective under the laws of the jurisdiction of each constituent entity to the merger;

               (g) If the Stock Transfer also involves a merger, documentary evidence that the transfer of certain rights and Assets to the surviving corporation in the Merger, as contemplated by the Transfer Agreement, has occurred; and

               (h) All agreements or arrangements, whether written or oral, between the Company and any other Person, including without limitation any Owner, that relate in any manner to the Company Equity Securities shall have been terminated.

     5.6  Necessary Consents and Approvals. Premiere, the Company and the Owners
          --------------------------------
shall have obtained all licenses, consents and permits, and provided all notices, necessary in order for Premiere, the Company and the Owners to consummate the Transactions and for the continued operation of the business of the Company after the Effective Time consistent with its operation prior to the Effective Time, including all consents and approvals listed on the Schedules
                                                                   ---------
hereto. No consent so obtained which is necessary to consummate the Transactions shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business benefits of the Transactions that, had such condition or requirement been known, Premiere would not have entered into this Agreement

     5.7  No Material Adverse Change.  There shall not have occurred any
          --------------------------
material adverse change in the business, Assets, liabilities or condition, financial or otherwise, of the Company between the date hereof and the Effective Time, and a certificate shall have been delivered to Premiere to such effect signed by each of the Owners and such executive officers of the Company as Premiere may request.

     5.8  No Injunction, Etc.  No action, proceeding, investigation or
          ------------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Transactions, or which is related to or arises out of the business or operations of the Company, if such action, proceeding, investigation or legislation, in the reasonable judgment of Premiere or its counsel, would make it inadvisable to consummate such transactions.

     5.9  Satisfactory Due Diligence.
          --------------------------

               (a) Premiere shall in all respects be reasonably satisfied with the results of its due diligence investigation of the Company, including its continuing review of matters contained or not contained in the Schedules.

               (b) Premiere shall have received Uniform Commercial Code and court and docket searches (conducted through a date reasonably approximate in time to the Closing) in all jurisdictions where the Company has any material personal property or fixtures, which shall be in form, scope and substance satisfactory to Premiere and its counsel, and which shall not disclose any liens, security interests or encumbrances in the property or Assets of the Company that are not listed on the Schedules hereto.
                                   ---------

     5.10  Legal Opinion.  Premiere shall have received an opinion of counsel to
           -------------
the Company and the Owners in form and substance reasonably satisfactory to Premiere.

     5.11  Escrow Agreement.  The Escrow Agent, each of the Owners and the
           ----------------
Company shall have executed and delivered the Escrow Agreement.

     5.12  Claims Letters.  Each of the Company, directors and officers of the
           --------------
Company and the other Persons listed in Schedule 5.12 shall have executed and
                                        -------------
delivered to Premiere releases concerning any claim against VTE, VTN or the NAP in form and substance satisfactory to Premiere.

     5.13  Owners' Equity.  The Owners' equity as of the Closing shall not be
           --------------
less than the Owners' equity as of December 31, 1996, excluding for purposes of the calculation of such Owners' equity the effects of (i) all costs, fees, and charges, including fees and charges of the Company's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the Transactions and (ii) any reductions in Owners' equity resulting from any actions or changes in policies of the Company taken at the request of Premiere.

         VI.   CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE OWNERS
               -------------------------------------------------------

     In addition to any conditions set forth in the Transfer Agreement, the obligations of the Company and the Owners to close the Transactions are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     6.1  Representations and Warranties. The representations and warranties of
          ------------------------------
Premiere set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     6.2  Performance; Covenants.  All of the terms, covenants and conditions of
          ----------------------
this Agreement to be complied with or performed by Premiere at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3  Document Delivery - General   Premiere shall have delivered the
          ---------------------------
following:

               (a)  The consideration required under the Transfer Agreement;

               (b) A certificate dated as of the Closing Date signed by a duly authorized officer of Premiere certifying that the representations and warranties of Premiere set forth herein are true and correct in all material respects as of the Effective Time and that Premiere has fulfilled all of the conditions of this Article VI; and

               (c) Resolutions adopted by the Board of Directors of Premiere in form and substance satisfactory to the Company and the Owners approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, certified by the Secretary of Premiere.

     6.4  Document Delivery - Asset Transfer. If the Transactions involve an
          ----------------------------------
Asset Transfer, Premiere shall have delivered the following:

               (a) A Bill of Sale, Assignment and Assumption Agreement satisfactory to the Company and the Owners by which Premiere shall have assumed and agreed to perform and satisfy the Assumed Liabilities after the Effective Time.

     6.5  Document Delivery - Stock Transfer. If the Transactions involve a
          ----------------------------------
Stock Transfer, Premiere shall have delivered the following:

               (a) If the Stock Transfer also involves a merger, evidence that said merger is effective under the laws of the jurisdiction of each constituent entity to the merger; and

               (b) Certificates representing the issuance of shares of Premiere Stock as required by the Transfer Agreement.


     6.6  No Injunction, Etc. No action, proceeding, investigation or
          ------------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this

Agreement or the consummation of the Transactions, or which is related to or arises out of the business or operations of Premiere, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Company or its counsel, would make it inadvisable to consummate such transactions.



                         VII.  CLOSING AND TERMINATION
                               -----------------------


     7.1  Closing.  The consummation of the Transactions shall take place at the
          -------
offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 on the Anticipated Closing Date, or at such other time and date as Premiere, the Company and the Owners may mutually agree.

     7.2  Right of Termination. The Transfer Agreement and the Transactions may
          --------------------
be terminated as between Premiere, the Company and the Owners at any time prior to the Closing Date:

               (a)  By the mutual written consent of Premiere and the Company;

               (b)  By Premiere in the event that the conditions set forth in
Article V of this Agreement shall not have been satisfied or waived by the Outside Closing Date, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of Premiere; and

               (c)  By the Company in the event that the conditions set forth in
Article VI of this Agreement shall not have been satisfied or waived by the Outside Closing Date, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of the Company or one or more of the Owners.

     7.3  Effect of Termination. In the event that this Agreement is terminated
          ---------------------
in accordance with Section 7.2, the Transfer Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party under this Section 7.3 and the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by such party with respect to its representations, warranties, covenants or agreements contained in the Transaction Documents.


                             VIII. INDEMNIFICATION
                                   ---------------

     8.1  Indemnification of Premiere.
          ---------------------------

               (a) Subject to the provisions of this Article VIII, each Owner shall, severally and not jointly, indemnify and hold harmless Premiere, and its officers, directors, agents or Affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees ("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

                    (i) the breach by such Owner of any representation or warranty contained in Article I hereof or in any document or instrument delivered by such Owner in connection with the Transaction Documents; and

                    (ii) the non-fulfillment of any covenant or agreement of such Owner contained in Article IV hereof or in the Transfer Agreement.

               (b) Subject to the provisions of this Article VIII, the Owners and, if the Transactions involve an Asset Transfer, the Company, shall jointly and severally indemnify and hold harmless Premiere, and its officers, directors, agents or Affiliates, from and against any and all Losses suffered or incurred by any such party by reason of or arising out of any of the following:

                    (i) the breach by the Company of any representation or warranty contained in Article II hereof or in any Transaction Document or any document or instrument delivered by the Company in connection therewith;

                    (ii) the non-fulfillment of any covenant or agreement of the Company or the Owners contained any Article IV hereof or in the Transfer Agreement;

                    (iii) if the Transactions involve an Asset Transfer,

                              (A) any liability or obligation of the Company not included in the Assumed Liabilities, and

                              (B) the operation and conduct of the business of the Company prior to the Effective Time;

                    (iv)  if the Transactions involve a Stock Transfer,

                              (A) any liability or obligation of the Company expressly assumed and retained by any Owner, and

                              (B) any claim or demand by any person asserting any interest in any Company Equity Security or seeking dissenter's or appraisal rights or any other claim in respect of the Transactions, provided that indemnification as to dissenter's or appraisal rights shall not apply in respect of any claimant thereof as to which the Company notified Premiere in writing prior to the Closing; and

                    (v)   the items listed in Section 3.3 of the Transfer
     Agreement.

               (c) If the Transaction is to accounted for as a pooling of interests, no claim for indemnification with respect to any alleged misrepresentation or breach of warranty under Section 8.1(a)(i) or Section 8.1(b)(i) may be made after the later of (i) the ninetieth (90th) day after receipt by Premiere of its audited financial statements covering a period of at least thirty (30) days after the Effective Time or (ii) for matters that would not be reasonably expected to be encountered in the audit process, one year following the Effective Time; provided, however, that the right to
                              --------  -------
indemnification shall extend beyond such period with respect to any claim for which written notice was given to the Owners during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto, and provided further, that the
                                       ----------------
representations and warranties set forth in Sections 1.1 through 1.4, Section 1.6, Sections 2.1 through 2.3, Section 2.5, Section 2.17 and Section 2.19 shall survive until the expiration of the statutes of limitations applicable to any claims or causes of actions with respect to matters covered thereby. Other than as set forth above, (i) claims for indemnification with respect to any matter in a Transaction to be accounted for as a pooling of interests, and (ii) without regard to the limitations set forth above, all claims for indemnification with respect to a

Transaction to be accounted for as a purchase or other than as a pooling of interests, may be made at any time prior to the expiration of the applicable statutes of limitations with respect to the matter.

     8.2  Notice and Opportunity to Defend. The party indemnified under this
          --------------------------------
Article VIII (the "Indemnified Party") shall notify in writing the indemnifying party (the "Indemnifying Party") of any matter giving rise to an obligation to indemnify and the Indemnifying Party shall defend such claim at its expense with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnifying Party may not settle any such claim without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. The Indemnified Party agrees to cooperate with the Indemnifying Party and to make reasonably available to the Indemnifying Party any necessary records or documents in the possession of the Indemnified Party which are necessary to defend such claim. If the Indemnifying Party does not defend or settle such claim, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.

     8.3  Survival and Insurance.  The representations and warranties of the
          ----------------------
parties contained in the Transaction Documents or in any document or instrument delivered in connection therewith shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party. Any indemnified Loss that is not covered by insurance maintained by the Indemnifying Party shall be reduced by the amount of any insurance proceeds actually received from insurance maintained by the Indemnified Party.

     8.4  Establishment of Escrow.  At the Effective Time, the Owners shall
          -----------------------
deliver to the Escrow Agent certificates, or cash, as the case may be, representing the General Escrow Amount and, if applicable, the Specific Escrow Amount in accordance with the Transfer Agreement. The General Escrow Amount and the Specific Escrow Amount shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreements.

     8.5  Arbitration.  All disputes arising under this Article VIII (other than
          -----------
claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Owners' Representative and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Owners' Representative, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article VIII; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Owners' Representative or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

       8.6  Other Rights and Remedies Not Affected. The rights of the
            --------------------------------------
Indemnitees under this Article VIII are independent of and in addition to such rights and remedies as the Indemnitees may have at law or inequity or otherwise based upon any inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, schedule or exhibit furnished by such party in connection herewith, or based upon the failure of an Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.


                           IX.  CERTAIN DEFINITIONS
                           ------------------------

  In addition to the terms defined elsewhere herein, following terms used herein shall have the meanings set forth below:

  "1933 Act" - the Securities Act of 1933, as amended.
   --------

  "1934 Act" - the Securities Exchange Act of 1934, as amended.
   --------

  "Agreement" - The Transfer Agreement to which these Uniform Terms and
   ---------
Conditions are appended and these Uniform Terms and Conditions, including the Appendices, Exhibits and Schedules delivered pursuant thereto and hereto.

  "Affiliate" - of a Person shall mean: (i) any other Person directly, or
   ---------
indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

  "Anticipated Closing Date" - shall be the date set forth in the Transfer
   ------------------------
Agreement.

  "ASRs 130 and 135" shall mean SEC Accounting Series Release Nos. 130 and 135.
   ----------------

  "Asset Transfer" - The purchase pursuant to the Transactions by Premiere, or
   --------------
either of its Affiliates, of substantially all of the Assets of the Company as specified in the Transfer Agreement.

  "Assets" - of a Person shall mean all of the assets, properties, businesses
   ------
and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

  "Assumed Liabilities" - If the Transactions involve an Asset Transfer, those
   -------------------
liabilities, obligations and agreements of the Company identified as the "Assumed Liabilities" in the Transfer Agreement.

  "Closing" - The closing of the Transactions.
   -------

  "Closing Date" - The date upon which the closing of the Transactions shall
   ------------
occur.

  "Closing Date Balance Sheet" - The unaudited balance sheet of the Company as
   --------------------------
of the close of business on the Closing Date prepared by the Company.

  "Code" - The Internal Revenue Code of 1986, as amended.
   ----

  "Company" - The entity identified as such in the Transfer Agreement.
   -------

  "Company Equity Securities" - Equity securities of the Company of any type,
   -------------------------
including but not limited to common stock, preferred stock, limited partnership interests, general partnership interests, limited liability company interests, options to purchase any of the foregoing and securities convertible into any of the foregoing.

  "Company Intellectual Property Rights" - any Intellectual Property Right used
   ------------------------------------
by or reasonably useful to the Company in the course of its business.

  "Company Products and Services" - the interactive voice messaging services and
   -----------------------------
related equipment provided by the Company to customers in the course of its business operations.

  "Contract" - any written or oral agreement, arrangement, authorization,
   --------
commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

  "Default" - (i) any breach or violation of, default under, contravention of,
   -------
or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

  "Effective Time" - The time on the Closing Date when all deliveries to be made
   --------------
on the Closing Date have been made and all actions to be taken have been taken, and the parties are agreed that the Closing has occurred.

  "ERISA Affiliate" - of any entity means any other entity which, together with
   ---------------
such entity, would be treated as a single employer (i) under Section 414(b) or
(c) of the Code or (ii) for purposes of any Benefit Plan subject to Title IV of ERISA, under Section 414(b), (c), (m) or (o) of the Code.

  "Escrow Agent" - The entity identified as such in the Escrow Agreement.
   ------------

  "Escrow Agreement" - The Escrow Agreement or Agreements substantially in the
   ----------------
form or forms attached as exhibits to the Transfer Agreement.

  "Exchange Act" - The Securities Exchange Act of 1934, as amended.
   ------------

  "Franchise" - the rights granted by VTE relating to the ownership and/or
   ---------
operation of one or more VTE Centers in one or more Sales Territories within a Protected Territory pursuant to a Franchise Agreement.

  "Franchise Agreement" - a franchise or license agreement and all amendments,
   -------------------
supplements and modifications thereto entered into by VTE with the Company relating to a Franchise.

  "GAAP" - Generally accepted accounting principles, consistently applied.
   ----

  "Intellectual Property Rights" - (a) any patent, patent application, trademark
   ----------------------------
(whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, system, computer software or computer program (including any source or object codes therefor or documentation relating thereto), invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible Asset; and
(b) any right to use or exploit any of the foregoing.

  "IRS" - The Internal Revenue Service.
   ---

  "Knowledge" - as used with respect to the Company shall have the meaning set
   ---------
forth in the Transfer Agreement.

  "Latest Balance Sheet" - the latest balance sheet included in the Financial
   --------------------
Statements.

  "Law" - any code, law (including common law), ordinance, regulation, reporting
   ---
or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

  "Liability" - any direct or indirect, primary or secondary, liability,
   ---------
indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

  "NAP" - the National Accounts Program of VTE.
   ---

  "NAP Agreement" - an agreement executed by the Company and VTE in which the
   -------------
Company agreed to be bound by the bylaws of the NAP Board of Directors.

  "Order" - any administrative decision or award, decree, injunction, judgment,
   ----
order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

  "Outside Closing Date" - shall be the date set forth in the Transfer
   --------------------
Agreement.

  "Owner" - The individuals or entities identified as such under the Transfer
   -----
Agreement.

  "Permit" - any federal, state, local, and foreign governmental approval,
   -----
authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

  "Person" - a natural person or any legal, commercial or governmental entity,
   ------
such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

  "Premiere" - Premiere Technologies, Inc., a Georgia corporation.
   --------

  "Premiere Financial Statements" - (i) the consolidated balance sheets
   -----------------------------
(including related notes and schedules, if any) of Premiere as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Premiere in SEC Documents, and (ii) the consolidated balance sheets of Premiere (including related notes and schedules, if any) and related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1996.

  "Premiere Stock" - Common stock, $.01 par value per share, of Premiere.
   --------------

  "Protected Territory" - the territory in which the Company solicits and
   -------------------
provides services and products to customers for digital voice messaging services as such territory is defined in the Franchise Agreement.

  "Regulatory Authority" - collectively, the SEC, the NASD, the Federal Trade
   --------------------
Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the parties hereto and their respective Subsidiaries.

  "Related Person" - with regard to any Owner or any director, officer or
   --------------
employee of the Company, his or her spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption or remarriage) and any trustees or other fiduciaries for the benefit of such relatives.

  "Sales Territory" - the geographic areas into which a Protected Territory is
   ---------------
divided under the Franchise Agreement.

  "Schedules" - The disclosure schedules referred to in this Agreement.
   ---------

  "SEC Documents" - all forms, proxy statements, registration statements,
   -------------
reports, schedules, and other documents filed, or required to be filed, by Premiere pursuant to the Securities Laws.

  "Securities Laws" - the 1933 Act, the 1934 Act, the Investment Company Act of
   ---------------
1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any regulatory authority promulgated thereunder.

  "SRA" - a service representative agreement executed by VTE and a service
   ---
representative relating to the provision of services on behalf of VTE with respect to the Franchise.

  "Stock Transfer" - The purchase by Premiere, or any of its Affiliates,
   --------------
pursuant to the Transactions, of Company Equity Securities, including by means of any merger, consolidation, share exchange or other transaction by which the Company becomes wholly-owned by Premiere or any of its Affiliates.

  "Subsidiaries" - all those corporations, associations, or other business
   ------------
entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

  "Transactions" - The transactions contemplated by the Transfer Agreement and
   ------------
the other Transaction Documents.

  "Transaction Documents" - The Transfer Agreement, including these Uniform
   ---------------------
Terms and Conditions, and all other agreements, instruments and documents to be executed and delivered in connection with the Transfer Agreement and the transactions contemplated thereby.

  "Transfer Agreement" - That certain Transfer Agreement among Premiere, the
   ------------------
Company and the Owners and to which these terms and conditions are applicable.

  "Transferred Assets" - If the Transactions involve an Asset Transfer, those
   ------------------
Assets of the Company identified as the "Transferred Assets" in the Transfer Agreement.

  "VTE" - Voice-Tel Enterprises, Inc., a Delaware corporation.
   ---

  "VTE Center" - a site owned or operated by the Company which houses one or
   ----------
more Centigram voice mail servers used to store messages for retrieval by users within the local service area of VTE Center, and, where applicable, one or more network interface boxes and routers used to transmit voice message packet data to a hub via the T1 local loop.

  "VTN" - VTN, Inc., an Ohio corporation  and the sole general partner of VTNLP.
   ---

  "VTNLP" - Voice-Tel Network Limited Partnership, a Delaware limited
   -----
partnership.


                         X.   MISCELLANEOUS PROVISIONS
                              ------------------------

     10.1  Notices.
           -------

               (a)  Any notice sent in accordance with the provisions of this
Section 10.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is : (i) the date of proper posting, if sent by certified U.S. mail or by Express U.S. mail or private overnight courier; or
(ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

If to the Company or the Owners: To the addresses set forth in the Transfer Agreement.


:If to Premiere:
                    Premiere Technologies, Inc.
                    The Lenox Building, Suite 400
                    3399 Peachtree Road, NE
                    Atlanta, Georgia 30326
                    Attn:  Boland T. Jones, President
                    Telephone:  (404)262-8400
                    Facsimile:    (404)262-8540

with a copy to:     Alston & Bird LLP
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia  30309-3424
                    Attn:  Jeffrey A. Allred, Esq.
                    Telephone:  (404) 881-7000
                    Facsimile:    (404) 881-7777

          (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.1.

10.2  Owner's Representatives.
      -----------------------

               (a) The Owners have and do hereby irrevocably make, constitute and appoint the individual designated as the "Owner's Representative" in the Transfer Agreement as their agent (the "Owner's Representative") and authorize and empower him or her to fulfill the role of Owner's Representative hereunder. In the event of the resignation of the Owner's Representative, the resigning Owner's Representative shall appoint a successor from among the Owners and who shall agree in writing to accept such appointment. If the Owner's Representative should die or become incapacitated, his or her successor shall be appointed within 15 days of his death or incapacity by a majority of the Owners, and such successor shall be an Owner. The choice of a successor Owner's Representative appointed in any manner permitted above shall be final and binding upon all of the Owners. The decisions and actions of any successor Owner's Representative shall be, for all purposes, those of a Owner's Representative as if originally named in the Transfer Agreement.

               (b) Each Owner has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Owner's Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, place and stead for all purposes necessary or desirable in order for the Owner's Representative to take the actions contemplated by the Transaction Documents on behalf of the Owners, with the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Owner could do personally, and each such Owner hereby ratifies and confirms as his, her, or its own act, all that the Owner's Representative shall do or cause to be done pursuant to the provisions hereof. All Claim Notices and all other notices and communications directed to Owners under this Agreement shall be given to the Owner's Representative.

               (c) The death or incapacity of any Owner shall not terminate the authority and agency of the Owner's Representative.

               (d) The Owners hereby agree to indemnify the Owner's Representative and to hold him or her harmless against any and all loss, liability or expense incurred without bad faith on the part of the Owner's Representative and arising out of or in connection with his or her duties as Owner's Representative, including the reasonable costs and expenses incurred by the Owner's Representative in defending against any claim or liability in connection herewith.

     10.3 Expenses (a) Except as otherwise provided in this Section 10.3 or in the Transfer Agreement, each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

               (b) Nothing contained in this Section 10.3 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a party hereto of the terms of this Agreement or otherwise limit the rights of a nonbreaching party.

     10.4   Further Assurances. Each party covenants that at any time, and from
            ------------------
time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     10.5   Waiver. Any failure on the part of any party to comply with any of
            ------
its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed.

No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     10.6   Assignment. Premiere may assign its rights under this Agreement to
            ----------
any Affiliated entity, but otherwise this Agreement shall not be assignable by any of the parties hereto without the written consent of all other parties. Any such assignment shall not relieve Premiere of its obligations hereunder.

     10.7   Binding Effect. This Agreement shall be binding upon and inure to
            --------------
the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.

     10.8   Entire Agreement. This Agreement and the Appendices, Exhibits,
            ----------------
Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     10.9.  Governing Law; Severability. This Agreement shall be governed by and
            ---------------------------
construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.10  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.11  Brokers. The Owners, the Company and Premiere
            -------
each represent to the others that no broker or finder has been employed in connection with the transactions hereunder.

     10.12  Schedules and Exhibits. All Schedules and Exhibits attached to this
            ----------------------
Agreement are by reference made a part hereof.

     10.13  Headings. The headings contained in this Agreement are for reference
            --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.14  Amendment. To the extent permitted by law, this Agreement may be
            ---------
amended by a subsequent writing signed by each of the parties hereto upon the approval of each of such parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Company Common Stock, there shall be made no amendment that reduces or modified in any material respect the consideration to be received by holders of Company Common Stock.

     10.15  Enforcement. The parties hereto agree that irreparable damage would
            -----------
occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.16  No Benefit to Third Parties. This Agreement is not intended to
            ---------------------------
benefit, and shall not be construed to benefit, any person other than the parties hereto or create any third-party beneficiary right for any other person.

                                                                       EXHIBIT B
                                   [GENERAL]

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of _________ __, 1997, by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"); ______________________________ (the "Owners'
Representative"), on behalf of certain owners (the "Owners") of the equity interests in [Franchisee], a _____________ (the "Company"); and [SunTrust Bank of Atlanta], a Georgia bank, as escrow agent hereunder (the "Escrow Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     Premiere, the Company and the Owners are parties to a Transfer Agreement dated as of __________, 1997 (the "Merger Agreement"), pursuant to which Premiere has acquired the Company pursuant to a merger of the Company with and into a wholly owned subsidiary of Premiere ("Merger Corp"), with Merger Corp as the surviving corporation in such merger (the "Merger"). Pursuant to Section
2.2 of the Merger Agreement, the Owners each received, in exchange for each share of the Company's capital stock, the contingent right to receive [_______ shares of the $0.01 par value common stock of Premiere (the "Premiere Common Stock")] [$______ in cash].

     Pursuant to the terms of the Merger Agreement, a portion of the aggregate consideration which each Owner is entitled to receive pursuant to the Merger, which amount shall be held by the Escrow Agent pursuant to the terms of this Agreement to satisfy certain indemnification claims by Premiere against the Owners in accordance with the terms of the Merger Agreement until termination of this Agreement as provided herein.

     Pursuant to the Merger Agreement, the Owners have appointed the Owners' Representative as their respective agent and attorney-in-fact to execute and deliver this Escrow Agreement on their behalf and to act for them hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1    ESCROW.  On this date, Premiere has delivered to the Escrow Agent [a
            ------
stock certificate in negotiable form representing the shares of Premiere Common Stock constituting the General Escrow Amount (the "Escrow Shares")] [an amount in cash equal to the General Escrow Amount (the "Escrow Fund")]. The Escrow Agent acknowledges receipt of the [Escrow Shares] [Escrow Fund] and agrees to hold and disburse the [Escrow Shares] [Escrow Fund] for the benefit of Premiere and the Owners, as the case may be, in accordance with the provisions of this Agreement.

     1.2    OWNER PERCENTAGE INTERESTS.  Attached as Schedule I hereto is a
            --------------------------
schedule showing for each Owner (i) the respective percentage interest (the "Percentage Interest") of each such Owner in the [Escrow Shares] [Escrow Fund], and (ii) the corresponding aggregate maximum [number of Escrow Shares issuable] [amount payable from the Escrow Fund] to each Owner, subject to the adjustments provided herein.

                                   ARTICLE 2
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     2.1 ["AGGREGATE VALUE" at any time shall mean [the product of the Value Per Share and the number of Escrow Shares then held in escrow pursuant to this Agreement] [the aggregate value of the Escrow Fund].

     2.2 "DISTRIBUTION DATE" shall mean the date that is the earlier of (i) one year from the date of the Effective Time and (ii) the date of issuance of the first independent accountants report on the consolidated financial statements of Premiere which reflect at least 30 days of post-Merger combined results of Premiere and the Company subsequent to the Effective Time.

     2.3  "OWNERS' REPRESENTATIVE" shall mean ________.

     2.4  ["VALUE PER SHARE" shall mean $__.__.]

     2.5 Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.


                                   ARTICLE 3
             TERM; DISTRIBUTION OF ESCROW [SHARES] [FUND]; LIMITS

     3.1    TERM.  The term of this Agreement shall commence at the Effective
            ----
Time and shall terminate at such time as all of the [Escrow Shares have] [Escrow Fund has] been distributed to the Owners or [canceled] [to Premiere] pursuant to the terms of this Agreement.

     3.2    ADJUSTMENT OF [ESCROW SHARES] [ESCROW FUND].  The [Escrow Shares]
            -------------------------------------------
[Escrow Fund] subject to this Agreement shall be adjusted from time to time, as follows:

                                 Stock version

     If, between the date of this Agreement and the Distribution Date, Premiere shall be entitled to be indemnified pursuant to an indemnification claim under Sections 8.1(a), 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii) or 8.1(b)(iv) of the Uniform
Terms (an "Indemnification Claim"), then Premiere shall, at its option, deliver to the Owners' Representative a notice thereof (a "Notice of Indemnification Obligation"), and Premiere and the Owners' Representative shall agree in writing on the dollar amount owed by the Owners pursuant to such Indemnification Claim (the "Indemnification Amount"). Upon execution by the parties of the agreement setting forth the Indemnification Amount, Premiere shall (A) issue (or cause to be issued) a new stock certificate (the "Replacement Certificate") in the names of the Owner's Representative as representative of the pro rata interests of the Owners, representing, for the respective pro rata interest of the Owners, the number of shares of Premiere Common Stock equal to the product of (i) the difference between (x) the number of Escrow Shares in escrow immediately prior to such Notice of General Indemnification Obligation minus (y) the quotient (rounded to the next highest whole number) obtained by dividing the Indemnification Amount by the Value Per Share, and (ii) each such Owner's Percentage Interest, (B) cancel the Premiere Common Stock certificate representing the Escrow Shares in escrow immediately prior to delivery of the Notice of Indemnification Obligation (such certificates, the "Old Certificate"), and (C) the Escrow Agent shall hold the Replacement Certificate in escrow pursuant to this

Agreement. Upon the issuance of any Replacement Certificate, the shares represented by such Replacement Certificates shall be deemed to be the "Escrow Shares" for all purposes of this Agreement.]

                                 Cash version

     If, between the date of this Agreement and the Distribution Date, Premiere shall be entitled to be indemnified pursuant to an indemnification claim under Sections 8.1(a), 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii) or 8.1(b)(iv) of the Uniform
Terms (an "Indemnification Claim"), then Premiere shall, at its option, deliver to the Owners' Representative a notice thereof (a "Notice of Indemnification Obligation"), and Premiere and the Owners' Representative shall agree in writing on the dollar amount owed by the Owners pursuant to such Indemnification Claim (the "Indemnification Amount"). Upon execution by the parties of the agreement setting forth the Indemnification Amount, the Escrow Agent shall pay to Premiere from the Escrow Fund an amount equal to the Indemnification Amount and hold the remainder of the Escrow Fund, if any, in escrow pursuant to this Agreement. Immediately following any payment to Premiere in accordance with the previous sentence, the amount remaining in escrow, if any, shall be deemed to be the "Escrow Fund" for all purposes of this Agreement.]

     3.3    DISTRIBUTION OF [ESCROW SHARES] [ESCROW FUND].
            ---------------------------------------------

                                 Stock version

On the Distribution Date, the Escrow Agent shall cancel certificates representing the Escrow Shares then held in escrow as of the Distribution Date ("Available Escrow Shares") and with respect to which an Indemnification Claim is not pending. With respect to Indemnification Claims pending as of the Distribution Date, Premiere and the Owners' Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending Indemnification Claims; provided, that if Premiere and the Owners' Representative are not able to agree on the Indemnification Amount with respect to such Indemnification Claims by the Distribution Date, the amount of the Indemnification Amount for purposes of the calculations in the following sentence of this Section 3.3 shall be the amount claimed by Premiere in its Notice of Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, Premiere shall promptly (i) issue and deliver to the Escrow Agent and the Escrow Agent shall deliver to the Owners new certificates representing the number of shares of Premiere Common Stock (the "Distribution Shares") equal to the quotient obtained by dividing (A) the difference between the Aggregate Value immediately prior to such Distribution Date and the aggregate Indemnification Amount with respect to such pending Indemnification Claims by (B) the Value Per Share (the "Undisputed
                                    --
Escrow Shares"), and such certificates shall be denominated in the names of the respective Owners in amounts equal to the product of the Undisputed Escrow Shares and each Owner's Percentage Interest, and (ii) issue to the Escrow Agent, who shall retain in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Premiere Common Stock equal to the quotient obtained by dividing (C) the aggregate Indemnification Amount with respect to such pending Indemnification Claims by
                                                                           --
(D) the Value Per Share ("Disputed Escrow Shares"). Any such delivery of Premiere Common Stock to Owners shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Owners. Upon the final resolution as agreed by Premiere and the Owners' Representative in writing of any Indemnification Claim for which Disputed Escrow Shares were retained in escrow after the Distribution Date, the Escrow Agent shall promptly cancel the appropriate number of Disputed Escrow Shares corresponding to the Indemnification Amount corresponding to such Indemnification Claim (if any) and shall deliver any remaining Disputed Escrow Shares to the Owners in accordance with their respective Percentage Interests in such remaining Disputed Escrow Shares.]

                                 Cash version

With respect to Indemnification Claims pending as of the Distribution Date, Premiere and the Owners' Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending Indemnification Claims; provided, that if Premiere and the Owners' Representative are not able to agree on the Indemnification Amount with respect to such Indemnification Claims by the Distribution Date, the amount of the Indemnification Amount for purposes of the calculations in the following sentence of this Section 3.3 shall be the amount claimed by Premiere in its Notice of Indemnification Claim. Upon determination of the aggregate Indemnification Amount with respect to such pending Indemnification Claims in accordance with the preceding sentence, the Escrow Agent shall (i) promptly distribute to the Owners in accordance with their respective Percentage Interests the difference between (A) the amount of the Escrow Fund then held in escrow and (B) the aggregate Indemnification Amount determined in accordance with the preceding sentence, and (ii) retain in escrow any remainder of the Escrow Fund (the "Disputed Portion") pending final resolution of such pending Indemnification Claims. Upon the final resolution as agreed by Premiere and the Owners' Representative in writing of any Indemnification Claim for which the Disputed Portion was retained in escrow after the Distribution Date, the Escrow Agent shall promptly distribute to the Owners in accordance with their respective Percentage Interests or to Premiere an amount equal to the Indemnification Amount corresponding to such Indemnification Claim (if any.]

     3.4    EFFECT OF FINAL [DELIVERY] [DISTRIBUTION].  This Agreement shall
            -----------------------------------------
continue in full force and effect until the Escrow Agent has [delivered or canceled all of the Escrow Shares] [distributed all of the Escrow Fund] pursuant to the terms hereof. After all of such [shares have been so delivered or canceled] [fund has been so distributed], all rights, duties and obligations of the respective parties hereunder shall terminate.


                                   ARTICLE 4
             [ESCROW STOCK CERTIFICATES; DIVIDENDS; VOTING RIGHTS

     4.1    ESCROW STOCK CERTIFICATES.  The Escrow Agent may, with the prior
            -------------------------
written consent of the Owners' Representative, at any time issue new certificates (or request Premiere to issue new certificates) representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

     4.2    CASH DIVIDENDS; VOTING RIGHTS.  The Owners shall be entitled to
            -----------------------------
receive currently any and all cash dividends or other cash income with respect to the Escrow Shares. Each Owner shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Owner, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     4.3    STOCK SPLITS; STOCK DIVIDENDS.  In the event of any stock split or
            -----------------------------
stock dividend with respect to Premiere Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement and any other references herein to a specific number of shares of Premiere Common Stock or references herein to prices for or the fair market value of Premiere Common Stock shall be adjusted accordingly.]

                          [INVESTMENT OF ESCROW FUND

     The Escrow Fund shall be invested [in accordance with the written instructions of the Owners' Representative] [in a money market fund invested in direct obligations of the United States of America or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America]. Any investment income earned on the Escrow Fund shall be added to and shall become part of the Escrow Fund.]


                                   ARTICLE 5
                                THE ESCROW AGENT

     5.1    APPOINTMENT.  Premiere and the Owners hereby designate and appoint
            -----------
the Escrow Agent as "Escrow Agent" under this Agreement and the Escrow Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.

     5.2    LIABILITY.  The Escrow Agent, in its capacity as such, or any
            ---------
successor Escrow Agent, shall be liable only to hold the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent, in its capacity as such, or any successor Escrow Agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the gross negligence or malfeasance of the Escrow Agent or any successor Escrow Agent. Neither the Escrow Agent, in its capacity as such, nor any successor Escrow Agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by the parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Owners' Representative, Premiere and any successor Escrow Agent.

     5.3    SUCCESSOR.  The Escrow Agent, with the prior written consent of the
            ---------
Owners' Representative, may by written instrument designate a bank or trust company to act as successor Escrow Agent. Any such successor Escrow Agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under, this Agreement.

     5.4    EXPENSES.  Compensation for the normal services of the Escrow Agent
            --------
or any successor Escrow Agent, if any, shall be borne by the Owners and Premiere equally. Any successor Escrow Agent shall be reimbursed for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should such Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and Premiere and the Owners shall share equally the reimbursement of such expenses of such Escrow Agent, except that (a) if Premiere is unsuccessful in any litigation relating to such Escrow Agent, then the fees and expenses of such Escrow Agent in connection therewith shall be paid by Premiere, or (b) should the Owners be the unsuccessful party in any such litigation, then the Owners will bear the fees and expenses of such Escrow Agent in connection therewith. The Escrow Agent and any successor Escrow Agent shall not be liable for any action taken in good faith in accordance with the advice of an attorney.


                                   ARTICLE 6
                            OWNERS' REPRESENTATIVE

     6.1  POWER AND AUTHORITY.  The Owners' Representative shall have full power
          -------------------
and authority to represent the Owners and their successors with respect to all matters arising under this Agreement, and all action taken by the Owners' Representative hereunder shall be binding upon such Owners and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Owners' Representative shall have full power and authority, on behalf of all the Owners and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto.

     6.2  RESIGNATION; SUCCESSORS.  The Owners' Representative, or any successor
          -----------------------
hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Owners' Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Owners' Representative, a successor shall be named from among the Owners by a majority of the members of the Board of Directors of the Company who served on such board prior to the Merger. Each such successor Owners' Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Owners' Representative, and the term "Owners' Representative" as used herein shall be deemed to include such successor Owners' Representative.


                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1  TRANSFERABILITY.  A Owner may not transfer any interest in the
          ---------------
[Escrow Shares] [Escrow Fund] or any other right under this Escrow Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Owner to the Escrow Agent, the rights of such Owner under this Escrow Agreement shall be transferred to the estate of such Owner, and subsequently to any beneficiary thereof, in the event of the Owners' death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Owner, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Owner under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Owner or such beneficiary in accordance with the terms of this Escrow Agreement. The contingent right to receive the [Escrow Shares] [Escrow Fund] shall not be transferable by the Owners otherwise than by will or by the laws of descent and distribution.

     7.2    NOTICES.  Each party shall keep each of the other parties hereto
            -------
advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified below:

If to Premiere:

     Premiere Technologies, Inc.
     The Lenox Building, Suite 400
     3399 Peachtree Road, N.E.
     Atlanta, Georgia  30326
     Attn:  Bolant T. Jones, President
     Telecopy:  (404) 262-8450

with a copy to:

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309
     Attn:  Jeffrey A. Allred, Esq.
     Telecopy:  (404) 811-7777

If to the Owners or the Owners' Representative:

     ________________
     ________________
     ________________
     Telecopy: (___) ___-____

with a copy to:

     ________________
     ________________
     ________________
     ________________
     Attn:  _________
     Telecopy: (___) ___-____

If to the Escrow Agent:

     [SunTrust Bank of Atlanta]
     ______________
     ________, ______  ____
     Attn:  ___________
     Telecopy: (___) ___-____

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     7.3    CONSTRUCTION.  This Agreement shall be governed by and construed in
            ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

     7.4    BINDING EFFECT.  This Agreement shall inure to the benefit of and be
            --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     7.5    SEPARABILITY.  If any provision or section of this Agreement is
            ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

     7.6    HEADINGS.  The headings and subheadings contained in this Agreement
            --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     7.7    EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
            -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.8    AMENDMENTS.  This Agreement may be amended from time to time but
            -----------
only by written agreement signed by all of the parties hereto.

     7.9    THIRD PARTY BENEFICIARIES.  Each Subsidiary of Premiere and each of
            -------------------------
the directors, officers and employees of Premiere and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Owners as if they were parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                         PREMIERE TECHNOLOGIES, INC.
INC.

                                         By:___________________________

__________________

                                         OWNERS' REPRESENTATIVE:


                                         ______________________________
__________________(SEAL)



                                         [SUNTRUST BANK OF ATLANTA]

                                         By:____________________________


________________

                                  SCHEDULE I
                              TO ESCROW AGREEMENT

                                    OWNERS



                         MAXIMUM [INTEREST IN ESCROW
                            FUND] OF ESCROW[NUMBER
 NAME                               SHARES]               PERCENTAGE OWNERSHIP

                                                                       EXHIBIT C


              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------


     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ____________, 1997, by and among Premiere Technologies, Inc., a Georgia corporation (the "Company"), those stockholders of Voice-Tel Enterprises, Inc., a Delaware corporation ("VTE"), appearing as signatories hereto, those shareholders of VTN, Inc., an Ohio corporation ("VTN"), appearing as signatories hereto (each of the stockholders of VTE and shareholders of VTN, a "VTE/VTN Stockholder" and collectively, the "VTE/VTN Stockholders"), and those stockholders or other equity owners of franchisees of VTE ("Franchisees") that execute Adoption Agreements in the form attached hereto as Exhibit A (each such stockholder or owner, a "Franchisee Stockholder" and collectively, the "Franchisee Stockholders" and collectively with the VTE/VTN Stockholders, the "Stockholders").

                                R E C I T A L S
                                ---------------

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of March __, 1997 (as the same may be amended, the "VTE Acquisition Agreement"), by and among the Company, PTEK Merger Corporation, a Delaware corporation ("Sub"), VTE, and the stockholders of VTE, Sub shall be merged with and into VTE (the "VTE Acquisition"), with the result that each of the outstanding shares of no par value common stock of VTE ("VTE Common Stock") will be converted into the right to receive shares of the $0.01 par value common stock of the Company (the "Company Common Stock");

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of March __, 1997 (as the same may be amended, the "VTN Acquisition Agreement"), by and among the Company, PTEK Merger Corporation II, an Ohio corporation ("Sub II"), VTN and the shareholders of VTN, Sub II will be merged with and into VTN (the "VTN Acquisition"), with the result that each of the outstanding shares of the no par value common stock of VTN ("VTN Common Stock") will be converted into the right to receive shares of Company Common Stock (the VTE Acquisition and the VTN Acquisition are collectively called the "Acquisition" and the VTE Acquisition Agreement and the VTN Acquisition Agreement are collectively called the "Acquisition Agreement");

     WHEREAS, the Company has agreed, as a condition precedent to VTE's and VTN's obligations under the Acquisition Agreement, to grant the VTE/VTN Stockholders certain registration rights; and

     WHEREAS, the Company has agreed to acquire certain Franchisees pursuant to the terms a Transfer Agreement between each such Franchisee, the stockholders or other equity owners of such Franchisee and the Company (collectively, the "Franchisee Acquisition Agreements"); and

     WHEREAS, the Company has agreed, as a condition precedent to the consummation of the transactions contemplated in the Franchisee Acquisition Agreements, to grant the Franchisee Stockholders certain registration rights; and

     WHEREAS, the Company and the Stockholders desire to define the aforementioned registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

     As used in this Agreement, the following terms have the respective meanings set forth below:

     Affiliate:  shall mean, for any Person, (i) any other Person controlling,
     ---------
controlled by or under common control with such Person and (ii) any partner of any such Person which is a partnership.

     Amway Entity:  shall mean Amway Corporation and any Affiliate thereof.
     ------------

     Commission:  shall mean the Securities and Exchange Commission or any other
     ----------
federal agency at the time administering the Securities Act;

     Effective Date:  shall mean the date on which the Acquisition is
     --------------
consummated;

     Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;
     ------------

     Holder:  shall mean any holder of Registrable Securities;
     ------

     Initiating Holder:  shall mean any Amway Entity or any other Holder or
     -----------------
Holders who in the aggregate are Holders of more than 10% of the then outstanding Registrable Securities;

     Other Stockholders:  shall mean Persons who, by virtue of an agreement with
     ------------------
the Company, are entitled to include their Securities in any registration effected under Section 3.

     Person:  shall mean an individual, partnership, joint stock company,
     ------
limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     register, registered and registration: shall mean a registration effected
     --------  ----------     ------------
by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     Registrable Securities: shall mean (A) the shares of Company Common Stock
     ----------------------
issued to the Stockholders under the Acquisition Agreement and the Franchisee Acquisition Agreements, and (B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Company Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144, or (iii) such securities as are acquired by the Company or any of its subsidiaries;

     Registration Expenses: shall mean all expenses incurred by the Company in
     ---------------------
compliance with Sections 3(a), (b), (c) and (d) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

     Rule 144:  shall mean Rule 144 (or any successor provision thereto) under
     --------
the Securities Act.

     Rule 145:  shall mean Rule 145 (or any successor provision thereto) under
     --------
the Securities Act.

     Security, Securities: shall have the meaning set forth in Section 2(1) of
     --------------------
the Securities Act;

     Securities Act: shall mean the Securities Act of 1933, as amended; and
     --------------

     Selling Expenses: shall mean all underwriting discounts and selling
     ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

     2.     [Reserved]
            ----------

     3.     REGISTRATION RIGHTS
            -------------------

            (a)  Requested Registration.
                 ----------------------

                 (i) Request for Registration.  If the Company shall receive
                     ------------------------
from an Initiating Holder, at any time (x) after July 15, 1997 and (y) before the end of the nine month period following the Effective Time (the "Demand Period"), a written request (a "Registration Request") that the Company effect any registration with respect to Registrable Securities held by such Initiating Holder, the Company shall:

                 (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (B) use its commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested as soon as practicable, but in any event no later than ninety (90) days from the date of the request and as would permit or facilitate the sale and distribution of all such Registrable Securities as are specified in such request, together with (i) all of the Registrable Securities of any Stockholder joining in such request as specified in a written request received by the Company within twenty (20) business days after written notice from the Company is given under Section 3(a)(i)(A) above; provided, however, that no registration requested under this Section
            --------  -------
     3(a) shall become effective unless and until financial results covering at least thirty (30) days of combined operations of the Company, VTE and the Franchisees have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies; provided
                                                                --------
     further, that the Company shall not be obligated to effect, or take any
     -------
     action to effect, any such registration pursuant to this Section 3(a):

                         (u) Other than by means of an underwriting in accordance with Section 3(a)(ii);

                         (v) Other than pursuant to a registration statement on Form S-3;

                         (w) Unless the Company has received audited financial statements with respect to any business acquired or to be acquired to the extent required by Rule 3-05 of Regulation S-X for so long as it takes to obtain such statements, provided that the Company shall use all commercially reasonable efforts to obtain such statements;

                         (x) If the Company, within ten (10) business days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission and to cause such registration statement to become effective within ninety (90) days of receipt of such request, provided that the Company actively employs, in good faith, all commercially reasonable efforts to cause such registration statement to become effective within such ninety
            (90) day period;

         provided, however, that the periods during which the Company shall not
         -----------------
         be required to effect a registration in accordance with this Section 3(a) together with any periods of suspension under Section 3(g) hereof may not exceed ninety (90) days in the aggregate;

                         (y) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         (z) After the Company has effected one (1) such registration in accordance with this Section 3(a) (in the aggregate for all Holders) and such registration has been declared or ordered effective and the sales of such Registrable Securities thereunder shall have closed.

                    Notwithstanding any other provision of this Agreement, provided any Registration Request is made at any time during the Demand Period, any postponement or deferral of such requested registration in accordance with Sections 3(a)(i) or 3(g) shall only postpone or defer the requested registration (regardless of the expiration of the Demand Period) until such time as it may otherwise be effected in accordance with the terms hereof.

                    (ii)      Underwriting.  The Holders whose shares are to be
                              ------------
included in a registration in accordance with this Section 3(a) and the Company shall enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Such underwriting agreement shall contain representations and warranties by the Company and other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions. The Company shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering.

                    If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                    (iii)     Cut-Back. Notwithstanding any other provision of
                              --------
this Section 3(b), if the managing underwriter advises the Company and the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation, unless and to the extent prohibited by the terms of any registration rights or other agreement in effect with such Other Stockholder. If, after the exclusion of such shares, still further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request; provided, that there shall be no reduction in the number of shares included in the registration by any Holder until all shares of Other Stockholders have been excluded from such registration, unless and to the extent prohibited by the terms of any registration rights or other agreement in effect with such Other Stockholder. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                    (iv)      Demand Registration Rights of Other Persons. In
                              -------------------------------------------
the event the Company, directly or indirectly, grants any right to, or alters any existing right of, any Person or Persons, by agreement, arrangement or understanding, which enables such Person or Persons to exercise during the Demand Period rights requiring the Company to prepare, or cause to be prepared, on behalf of such Person or Persons or in cooperation with such Person or Persons, a registration statement the form of which is, under the rules and regulations of the Commission, suitable for the sale of any of the Company's securities in a registered public offering, the Company shall notify the Holders of the terms and conditions of such rights granted to such Person. Following receipt of such notification from the Company, if requested by Holders of a majority of the Registrable Securities, in their sole discretion, the Company shall enter into a written agreement with the Holders, which agreement shall amend this Agreement to permit the Holders to exercise during the Demand Period demand registration rights on any more favorable terms and conditions which have been granted to any such Person by the Company.

               (b)  Company Registration.
                    ---------------------

                    (i)  Notice of Registration.  If at any time prior to the
                         ----------------------
first anniversary of the date of this Agreement (the "Piggyback Period") the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (A) a registration relating solely to employee benefit plans, or (B) a registration relating solely to a Rule 145 transaction, the Company shall:

                         (A)       promptly give to each Holder written notice
thereof; and

                         (B)       include in such registration (and any related
qualification laws or other compliance), and related underwriting, if any, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of such written notice from the Company to any Holder.

               (ii)      Underwriting. If the registration of which the Company
                         ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(b)(i). In such event the right of any Holder to registration in accordance with Section 3(b) shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities though such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

               (iii)     Cut-Back.  Notwithstanding any other provision of this
                         --------
Section 3(b), if the managing underwriter advises the Company and the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by each Holder and any other holder of securities of the Company whose shares are requested to be included in a registration proposed to be filed by the Company shall be reduced on a pro rata basis (based on the number of shares held by such Holder and other security holder)by such minimum number of shares as is necessary to comply with such request; subject to the terms of any registration rights or other agreement in effect with any Other Stockholder. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration.

               (iv)      Piggyback Registration Rights of Other Persons. In the
                         -----------------------------------------------
event the Company grants any rights, or alters any existing right, to any Person or Persons by agreement, arrangement or understanding which enables such Person to exercise during the Piggyback Period piggyback registration rights, the Company shall, in writing, notify, within ten (10) calendar days of such action by the Company, the Holders of the terms and conditions of such rights granted to such Person. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not grant during the Piggyback Period any piggyback rights to any Person or Persons, directly or indirectly, by agreement, arrangement or understanding that provide, in the context of any cut back in the number of shares to be included in accordance with piggyback registration rights, that such cut back be made on a pro rata basis other than as provided in
Section 3(b)(iii).

               (v)       Right to Terminate Registration. The Company shall have
                         --------------------------------
the right to terminate or withdraw any registration initiated by it under this
Section 3(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          (c)  Expenses of Registration.  Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance in accordance with this Section 3 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities registered pro rata on the basis of the number of their shares so registered.

          (d)  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Section 3, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall:

          (i)       keep such registration effective for a period of forty five
 (45) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (ii) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering;

          (iii) furnish to each Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (iv) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter, from time to time may reasonably request;

          (v) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders, if requested, and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

          (vi) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

          (vii) use its commercially reasonable efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (viii) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

          (ix) subject to Section 3(g) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
 (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the

 Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (x) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

          (xi) if requested by any Initiating Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

          (xii) furnish to the Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its commercially reasonable efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

          (xiii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (xiv) provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of
 Section 13 and Section 15 of the Exchange Act; and

          (xv) use its commercially reasonable efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

          (e)  Indemnification.
               ---------------

               (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

               (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

               (iii)     Each party entitled to indemnification under this
Section 3(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the

Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 3(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

               (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f)  Information by the Holders.  Each of the Holders holding
               --------------------------
securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

          (g)  Holdback Agreement; Postponement.  Notwithstanding the provisions
               --------------------------------
of Section 3(a), if the Company shall furnish to the Initiating Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed, the Company's obligation to use commercially reasonable efforts to register, qualify or comply under Section 3(a) shall be deferred for a period not to exceed ninety (90) days from the date the Company received the Registration Request.

          (h)  Assignment.  The registration rights set forth in Section 3
               ----------
hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Stockholder shall be a

Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

     4.   RULE 144 REPORTING
          ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

     (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

     (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     5.   INTERPRETATION OF THIS AGREEMENT
          --------------------------------

          (a) Directly or Indirectly.  Where any provision in this Agreement
              ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (c) Section Headings.  The headings of the sections and subsections of
              ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     6.   MISCELLANEOUS
          -------------

          (a)  Notices.
               -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                    (A) if to the Company, to Premiere Technologies, Inc., The Lenox Building, Suite 400, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, Telecopy (404) 262-8450, Attention: Boland T. Jones, President, or at such other address as it may have furnished in writing to the Stockholders;

                    (B) if to the VTE/VTN Stockholders, at the addresses listed on Schedule I hereto, or at such other addresses as may have been furnished to the Company in writing; and

                    (C) if to the Franchisee Stockholders, at the addresses listed in the appropriate Adoption Agreement, or at such other addresses as may have been furnished to the Company in writing.

                    (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b)       Reproduction of Documents.  This Agreement and all documents
                    -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Stockholder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Stockholders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Stockholders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c)       Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of and be binding upon the successors and assigns of each of the parties.

          (d)       Entire Agreement; Amendment and Waiver.  This Agreement
                    --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities.

          (e)       Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (f)       No Inconsistent Agreements.  The Company will not hereafter
                    --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

          (g)       Remedies.  Each Holder of Registrable Securities, in
                    --------
addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (h)       Severability.  In the event that any one or more of the
                    ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                        PREMIERE TECHNOLOGIES, INC.


                                        By:    ______________________________

                                        Name:________________________________

                                        Title:_______________________________




                                        VTE/VTN STOCKHOLDERS:


                                        _____________________________________

                                        Name:________________________________


                                        _____________________________________

                                        Name:________________________________


                                        _____________________________________

                                        Name:________________________________


                                        _____________________________________

                                        Name:________________________________

                                                                       EXHIBIT A


                              ADOPTION AGREEMENT

     Reference is made to that certain Stock Restriction and Registration Rights Agreement entered into as of ____________, 1997, by and among Premiere Technologies, Inc. ("Premiere"), those stockholders of Voice-Tel Enterprises, Inc. ("VTE") appearing as signatories thereto, those stockholders of VTN, Inc. appearing as signatories thereto and those stockholders or other equity owners of franchisees of VTE that execute Adoption Agreements in the form hereof (the "Registration Rights Agreement").

     WHEREAS, the undersigned is the holder of ______ shares of the common stock, $.01 par value per share, of Premiere (the "Shares"); and

     WHEREAS, Premiere has agreed to grant to the undersigned registration rights with respect to the Shares on the terms and subject to the conditions set forth in the Registration Rights Agreement.

     NOW, THEREFORE, the undersigned hereby agrees to become a party to and be bound by the terms and conditions of the Registration Rights Agreement, effective as of the date hereof.



Date:________________________             ______________________________________
                                          Name:


                                          Address:  ______________________
                                                    ______________________
                                                    ______________________

Acknowledged and Agreed:

PREMIERE TECHNOLOGIES, INC.


___________________________
By:________________________
Its:_______________________

                                                                       EXHIBIT D


                              AFFILIATE AGREEMENT
                              -------------------


Premiere Technologies, Inc.
The Lenox Building, Suite 400
3399 Peachtree Road, NE
Atlanta, Georgia 30326

Attention:  Boland T. Jones
              President

Gentlemen:

     The undersigned is a stockholder of [Franchisee] (the "Company"), a corporation organized and existing under the laws of the State of ________, and will become a shareholder of Premiere Technologies, Inc. ("Premiere"), a corporation organized and existing under the laws of the State of Georgia, pursuant to the transactions described in the Transfer Agreement dated as of ____________, 1997 (the "Agreement"), by and among Premiere, the Company, and certain stockholders of the Company. Under the terms of the Agreement, the Company will be merged into and with a wholly owned subsidiary of Premiere (the "Merger"), and the shares of the $____ par value common stock of the Company ("Company Common Stock") will be converted into and exchanged for shares of the $0.01 par value common stock of Premiere ("Premiere Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Premiere regarding certain rights and obligations of the undersigned in connection with the shares of Premiere to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Premiere hereby agree as follows:

     1.   Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
the Company he or she is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he or she will be such an "affiliate" at the time of the Merger.

     2.   Initial Restriction on Disposition.  The undersigned agrees that he or
          ----------------------------------
she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the shares of Premiere Common Stock into which his or her shares of Company Common Stock are converted upon consummation of the Merger until such time as Premiere notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Premiere and the Company. Premiere agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Premiere containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3.   Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

     (a) The Premiere Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

     (b) Premiere has informed the undersigned that any distribution by the undersigned of Premiere Common Stock has not been registered under the 1933 Act and that shares of Premiere Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that except as set forth in that certain Stock Restriction and Registration Rights Agreement of even date herewith between Premiere and the undersigned, Premiere is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Premiere Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
   Section 8 hereof to, have all shares of Company Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his or her interests in, or reduced his or her risk relative to, any of the shares of Company Common Stock beneficially owned by the undersigned as of the record date for determination of stockholders entitled to vote at the Stockholders' Meeting of the Company held to approve the Merger.

     (e) The undersigned is aware that Premiere intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as Premiere for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those stockholders of the Company who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the the stockholders of the Company to sell or otherwise dispose of the Premiere Common Stock to be received in the Merger that will reduce such stockholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Company Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his or her Premiere Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of Premiere Common Stock received by the undersigned pursuant to the Merger will be given to Premiere's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

   "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Premiere Technologies, Inc. ("Premiere") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of
                                                         ---
   Premiere) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Premiere) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Premiere that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Premiere securities issued subsequent to the original issuance of the Premiere Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Premiere Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Premiere shall cause the certificates representing the shares of Premiere Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Premiere Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Premiere, upon the request of the undersigned, will cause the certificates representing the shares of Premiere Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Premiere of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of Premiere Common Stock received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for the Company.

     6.   Filing of Reports by Premiere.  Premiere agrees, for a period of two
          -----------------------------
years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Premiere Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of Premiere Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Premiere Common Stock together with such additional information as the transfer agent may reasonably request. If Premiere's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Premiere shall cause such counsel to provide such opinions as may be necessary to Premiere's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to all shares of the capital stock of the Company and Premiere that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Premiere or becomes a director or officer of Premiere upon consummation of the Merger, among other things, any sale of Premiere Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between Premiere and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the ____ day of _________, 1997.

                                     Very truly yours,

                                     ___________________________
                                     Signature

                                     ___________________________
                                     Print Name
                                     ___________________________
                                     ___________________________
                                     ___________________________
                                     Address

                                     [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                     ___________________________
                                     Name:

                                     ___________________________
                                     Name:

                                     ___________________________
                                     Name:

AGREED TO AND ACCEPTED as of
_______________, 1997

PREMIERE TECHNOLOGIES, INC.


By:_________________________